EXECUTION COPY




                             3-YEAR
                     COMPETITIVE ADVANCE AND
               REVOLVING CREDIT FACILITY AGREEMENT



                   Dated as of March 21, 1994



                              among



                           EG&G, INC.,


                    THE LENDERS NAMED HEREIN


                               and


                         CHEMICAL BANK,


                     as Administrative Agent

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I.     DEFINITIONS . . . . . . . . . . . . . . . . . . .1

  SECTION 1.01.     Defined Terms. . . . . . . . . . . . . . . .1
  SECTION 1.02.     Terms Generally. . . . . . . . . . . . . . 12


ARTICLE II.    THE CREDITS . . . . . . . . . . . . . . . . . . 12

  SECTION 2.01.     Commitments. . . . . . . . . . . . . . . . 12
  SECTION 2.02.     Loans. . . . . . . . . . . . . . . . . . . 13
  SECTION 2.03.     Competitive Bid Procedure. . . . . . . . . 15
  SECTION 2.04.     Standby Borrowing Procedure. . . . . . . . 18
  SECTION 2.05.     Facility Fees. . . . . . . . . . . . . . . 19
  SECTION 2.06.     Repayment of Loans; Evidence of Debt . . . 19
  SECTION 2.07.     Interest on Loans  . . . . . . . . . . . . 20
  SECTION 2.08.     Default Interest . . . . . . . . . . . . . 21
  SECTION 2.09.     Alternate Rate of Interest . . . . . . . . 21
  SECTION 2.10.     Termination and Reduction
                      of Commitments . . . . . . . . . . . . . 22
  SECTION 2.11.     Prepayment . . . . . . . . . . . . . . . . 22
  SECTION 2.12.     Reserve Requirements; Change
                      in Circumstances . . . . . . . . . . . . 23
  SECTION 2.13.     Change in Legality . . . . . . . . . . . . 25
  SECTION 2.14.     Indemnity. . . . . . . . . . . . . . . . . 26
  SECTION 2.15.     Pro Rata Treatment.. . . . . . . . . . . . 26
  SECTION 2.16.     Sharing of Setoffs . . . . . . . . . . . . 27
  SECTION 2.17.     Payments . . . . . . . . . . . . . . . . . 28
  SECTION 2.18.     Duty to Mitigate; Assignment of
                      Commitments Under Certain
                      Circumstances. . . . . . . . . . . . . . 28
  SECTION 2.19.   Taxes. . . . . . . . . . . . . . . . . . . . 29


ARTICLE III.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . 33

  SECTION 3.01.     Corporate Existence and Power. . . . . . . 33
  SECTION 3.02.     Corporate and Governmental
                      Authorization; Contravention . . . . . . 33
  SECTION 3.03.     Binding Effect . . . . . . . . . . . . . . 33
  SECTION 3.04.     Financial Information. . . . . . . . . . . 34
  SECTION 3.05.     Litigation . . . . . . . . . . . . . . . . 34
  SECTION 3.06.     Compliance with ERISA. . . . . . . . . . . 34
  SECTION 3.07.     Taxes. . . . . . . . . . . . . . . . . . . 35
  SECTION 3.08.     Subsidiaries . . . . . . . . . . . . . . . 35
  SECTION 3.09.     Representations and Warranties of
                      Each Borrowing Subsidiary. . . . . . . . 35
  SECTION 3.10.     Federal Reserve Regulations. . . . . . . . 36
  SECTION 3.11.     Investment Company Act; Public
                      Utility Holding Company Act. . . . . . . 37
  SECTION 3.12.     Environmental and Safety Matters . . . . . 37


ARTICLE IV.    CONDITIONS OF LENDING . . . . . . . . . . . . . 38

  SECTION 4.01.  All Borrowings. . . . . . . . . . . . . . . . 38
  SECTION 4.02.  Closing Date. . . . . . . . . . . . . . . . . 38
  SECTION 4.03.  First Borrowing by Each
                      Borrowing Subsidiary . . . . . . . . . . 39


ARTICLE V.     COVENANTS . . . . . . . . . . . . . . . . . . . 40

  SECTION 5.01.     Information. . . . . . . . . . . . . . . . 40
  SECTION 5.02.     Corporate Existence; Businesses and
                      Properties . . . . . . . . . . . . . . . 42
  SECTION 5.03.     Insurance. . . . . . . . . . . . . . . . . 42
  SECTION 5.04.     Litigation and Other Notices . . . . . . . 43
  SECTION 5.05.     Maintaining Records; Access to
                      Properties and Inspections . . . . . . . 43
  SECTION 5.06.     Fixed Charge Coverage. . . . . . . . . . . 43
  SECTION 5.07.     Net Debt to Capitalization Ratio . . . . . 43
  SECTION 5.08.     Negative Pledge. . . . . . . . . . . . . . 43
  SECTION 5.09.     Consolidations, Mergers and
                      Sales of Assets. . . . . . . . . . . . . 45


ARTICLE VI.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . 45


ARTICLE VII.   GUARANTEE . . . . . . . . . . . . . . . . . . . 49


ARTICLE VIII.  THE ADMINISTRATIVE AGENT. . . . . . . . . . . . 51


ARTICLE IX.    MISCELLANEOUS . . . . . . . . . . . . . . . . . 55

   SECTION 9.01.    Notices. . . . . . . . . . . . . . . . . . 55
   SECTION 9.02.    Survival of Agreement. . . . . . . . . . . 55
   SECTION 9.03.    Binding Effect . . . . . . . . . . . . . . 56
   SECTION 9.04.    Successors and Assigns . . . . . . . . . . 56
   SECTION 9.05.    Expenses; Indemnity. . . . . . . . . . . . 59
   SECTION 9.06.    Applicable Law . . . . . . . . . . . . . . 60
   SECTION 9.07.    Waivers; Amendment . . . . . . . . . . . . 60
   SECTION 9.08.    Entire Agreement . . . . . . . . . . . . . 61
   SECTION 9.09.    Severability . . . . . . . . . . . . . . . 62
   SECTION 9.10.    Counterparts . . . . . . . . . . . . . . . 62
   SECTION 9.11.    Headings . . . . . . . . . . . . . . . . . 62
   SECTION 9.12.    Right of Setoff. . . . . . . . . . . . . . 62
   SECTION 9.13.    Jurisdiction; Consent to
                      Service of Process . . . . . . . . . . . 62
   SECTION 9.14.    Waiver of Jury Trial . . . . . . . . . . . 63
   SECTION 9.15.    Addition of Borrowing Subsidiaries . . . . 63
   SECTION 9.16.    Confidentiality. . . . . . . . . . . . . . 64
   SECTION 9.17.    Collateral . . . . . . . . . . . . . . . . 65
   SECTION 9.18. Interest Rate Limitation. . . . . . . . . . . 65

        Exhibits

        Exhibit A-1  Form of Competitive Bid Request
        Exhibit A-2  Form of Notice of Competitive Bid Request
        Exhibit A-3  Form of Competitive Bid
        Exhibit A-4  Form of Competitive Bid Accept/Reject Letter
        Exhibit A-5  Form of Standby Borrowing Request
        Exhibit B    Administrative Questionnaire
        Exhibit C    Form of Assignment and Acceptance
        Exhibit D-1  Form of Opinion of Murray Gross, Esq.
        Exhibit D-2  Form of Opinion of Murray Gross, Esq.
        Exhibit E    Form of Borrowing Subsidiary Agreement

        Schedules

        Schedule 2.01       Commitments
        Schedule 3.08       Subsidiaries
        Schedule 3.12(a)    Environmental and Safety Matters
        Schedule 3.12(b)    Environmental and Safety Matters
        Schedule 3.12(c)    Environmental and Safety Matters

     COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
AGREEMENT (the "Agreement") dated as of March 21, 1994, among
EG&G, INC., a Massachusetts corporation (the "Company"), the Borrowin Subsidiaries (as such term is defined herein; together with the Company, the "Borrowers"), the lenders listed in Schedule 2.01 (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

     The Lenders have been requested to extend credit to the Borrowers to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $75,000,000 at any time outstanding.
The Lenders have also been requested to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The proceeds of all such borrowings are to be used for general corporate purposes, including commercial paper back-up and to finance acquisitions. The Lenders are willing to extend such credit on the terms and subject to the conditions
herein set forth.   Capitalized terms used but not defined herein shall have
the meanings assigned to such terms in Article I.

                 Accordingly, the parties hereto agree as follows:

                            ARTICLE I

                           Definitions

        SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

        "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

        "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

       "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

        "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "Board of Directors" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

        "Borrowing" shall mean a group of Loans of a single Type made by the Lenders to a single Borrower (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to
Section 2.03) on a single date and as to which a single Interest Period is in effect.

        "Borrowing Subsidiary" shall mean any Subsidiary which shall have executed and delivered to the Administrative Agent and each Lender a Borrowing Subsidiary Agreement.

        "Borrowing Subsidiary Agreement" shall mean an agreement, in the form of Exhibit E hereto, duly executed by the Company and a Subsidiary.

        "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "A Change in Control" shall be deemed to have occurred if (a) any person or group of persons shall have acquired beneficial ownership of more than 50% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

        "Closing Date" shall mean the date hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

        "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Closing Date in Schedule 2.01 hereto as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

        "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

        "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

        "Competitive Bid Rate" shall mean, as to any Competitive Bid, (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

        "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

        "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

        "Competitive Loan" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

        "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Company and its Consolidated Subsidiaries excluding the effect of non-cash extraordinary items and accounting changes for such period, plus income taxes during such period, plus the aggregate amount deducted in determining such Consolidated Net Income for such period in respect of Consolidated Net Interest Expense of the Company and its Consolidated Subsidiaries for such period, all determined in accordance with GAAP.

        "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

        "Consolidated Net Indebtedness" shall mean, for any date, (a) the sum of all outstanding Indebtedness of the Company and its Consolidated Subsidiaries as of such date less (b) Eligible Investments as of such date, all determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Interest Expense" shall mean, for any period, (a) the gross interest expense of the Company and its Consolidated Subsidiaries (excluding the amortization of transaction costs) in respect of Indebtedness included within clauses (i) through (iv) of the definition of Indebtedness for such period minus (b) interest income for such period, all determined in accordance with GAAP.

        "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

        "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

        "dollars" or "$" shall mean lawful money of the United States of America.
        "Eligible Investments" shall mean:

         (a) cash and cash equivalents;

         (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof by the Company or any Subsidiary;

         (c) investments in money market funds the assets of which are invested in obligations of the type described in (b) above (irrespective of maturity); and

         (d) other money market investments offered by any of the Lenders or a
 commercial bank having the    highest credit rating available from Standard &
 Poor's Corporation or Moody's Investors Service, Inc. and having maturities of less than 90 days.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

        "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

        "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

        "Event of Default" shall have the meaning assigned to such term in
Article VI.

        "Existing Facilities" shall mean (i) the $150,000,000 Credit Agreement dated July 1, 1988 among the Company and the lenders named therein and (ii) the $150,000,000 Credit Agreement dated August 19, 1988 among the Company, the lenders named therein and the Bank of New England as agent.

        "Facility B Credit Agreement" shall mean the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated the date hereof among the parties hereto.

        "Facility Fee" shall have the meaning assigned to such term in Section 2.05(a).

        "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such corporation.

        "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

        "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

        "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

        "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

       "Guaranteed Obligations" shall mean the principal of and interest on the Loans made to, and the other obligations, monetary or otherwise, of, the Borrowing Subsidiaries under this Agreement.

        "Indebtedness" of any person shall mean at any date, without duplication, (i) all obligations of such person for borrowed money (but not including non-recourse obligations of such person), (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, except trade payables and reimbursement obligations in respect of performance bonds and standby letters of credit to the extent the obligations underlying such letters of credit would not be considered Indebtedness, all of which arise in the ordinary course of business, (iii) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such person as lessee under capital leases, (v) all Indebtedness of others secured by a Lien on any asset of such person (but not including non-recourse obligations of such person) and
(vi) all Indebtedness of others guaranteed by such person.

        "Interest Payment Date" shall mean (i) as to any Eurodollar Loan for which the Interest Period is 1, 2 or 3 months, the last day of the Interest Period, (ii) as to any Eurodollar Loan for which the Interest Period is 6 months, the last day of the Interest Period and the date that would be the last day of an Interest Period commencing on the same date but having a duration of 3 months, (iii) as to any ABR Loan, the last day of March, June,
 September and December in each year, or if such day is not a Business Day, the next succeeding Business Day and (iv) as to any Fixed Rate Loan, the last day of the Interest Period applicable thereto.

        "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.06 or Section 2.11 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate
 Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the arithmetic average of the rates at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, the Administrative Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal
London offices of the Administrative Agent (or, if the Administrative Agent does not at the time maintain a London office, the principal London office of any Affiliate of the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

        "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

        "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

        "Margin Regulations" shall mean Regulations G, T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

        "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries taken as a whole.

        "Maturity Date" shall mean March 21, 1997.

        "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate
(other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

        "Register" shall have the meaning given such term in Section 9.04(d).

        "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

        "Required Lenders" shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing more than 50% of the aggregate principal amount of the Loans outstanding.

        "Shareholders' Equity" shall mean, with respect to the Company at any date, (a) the sum of (i) common stock and preferred stock taken at par or stated value at such date, (ii) capital in excess of par value at such date,
(iii) cumulative translation adjustments and other adjustments required by GAAP at such date and (iv) retained earnings (or deficit) at such date minus
(b) treasury stock at such date, all determined in accordance with GAAP.

        "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

        "Standby Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

        "Standby Loans" shall mean the revolving loans made pursuant to
Section 2.04.  Each Standby Loan shall be a Eurodollar Standby Loan or an ABR
Loan.

        "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "Subsidiary" shall mean a subsidiary of the Company.

        "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

        "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

        "Voting Shares" shall mean, as to any corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

        "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Company's audited financial statements referred to in Section 3.04.

                            ARTICLE II

                                  The Credits

        SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers, at any time and from time to time on and after the Closing Date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such
Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive
Loans
outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.15, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all
Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times
(B)
the outstanding aggregate principal amount of all Standby Loans.

        Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

        SECTION 2.02.  Loans.  (a)  Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available
Commitments).                  (b)  Each Competitive Borrowing shall be
comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar
Standby Loans or ABR Loans, as any Borrower may request pursuant to
Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the Borrowers shall not be liable for increased costs under Section 2.12 or 2.13 to the extent that
(A) such costs could be avoided by the use of a different branch or Affiliate to make Eurodollar Loans and (B) such use would not, in the judgment of such Lender, entail any expense for which such Lender shall not be indemnified hereunder. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrowing shall be requested which, if made, would result in an aggregate of more than 10 separate Standby Borrowings comprised of Eurodollar Loans being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

(c) Subject to Section 2.02(d), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the applicable Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with

Section 2.15.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative
Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as
part of such Borrowing for purposes of this Agreement.                     (d)
Any Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or
Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive
Borrowings with Standby Borrowings and Standby Borrowings with
Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.06 with the proceeds of a new Borrowing hereunder and the proceeds of the new
Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the applicable
Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lender described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above and (iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.06 and shall be payable by the Company.

SECTION 2.03.  Competitive Bid Procedure.  (a)  In
order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid
Request in the form of Exhibit A-1 hereto, to be received by the
Administrative Agent (i) in the case of a Eurodollar Competitive
Borrowing, not later than 10:00 a.m., New York City time, four Business
Days before a proposed Competitive Borrowing and (ii) in the case of a
Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by telecopy.  Each Competitive Bid
Request shall refer to this Agreement and specify whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate
Borrowing, the date of such Borrowing (which shall be a Business Day), the aggregate principal amount thereof, which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopy (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.
         (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the applicable Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender
must be received by the Administrative Agent by telecopy, in the form of
Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate
Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable.  Each
Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the
Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New
York City time, three Business Days before a proposed Competitive
Borrowing, and (II) in the case of Fixed Rate Loans not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing;
provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing.  A Competitive Bid submitted by a Lender
pursuant to this paragraph (b) shall be irrevocable.                    (c)  The
Administrative Agent shall promptly notify the applicable Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a
Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the
bidding process set forth in this Section 2.03.          (d)  The applicable
Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed
Competitive Borrowing; provided, however, that (i) the failure of such
Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such
Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive
Loan unless such Competitive Loan is in a minimum principal amount of
$5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than
$5,000,000 because of the provisions of clause (iv) above, such
Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the applicable Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.
(e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan or Loans in respect of which its bid has been accepted.
(f)  A Competitive Bid Request
shall not be made within five Business Days after the date of any previous Competitive Bid Request.
(g)  If the Administrative Agent shall
elect to submit a Competitive  Bid in its capacity as a Lender, it shall submit such bid directly to the applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the  Administrative Agent pursuant to paragraph (b)
above.                   (h)  All notices required by this Section 2.03 shall be
given in  accordance with Section 9.01.                    SECTION 2.04.
Standby Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New
York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing.  No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request.  Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR
Borrowing; (ii) the date of such Standby Borrowing (which shall be a
Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested
Standby Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest
Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested
Borrowing.                   SECTION 2.05.  Facility Fees.  (a)  The Company
agrees to pay to each Lender, through the Administrative Agent, on each
March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 1994) and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a
"Facility Fee"), at a rate per annum equal to .125%  per annum on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Maturity Date or the date on which  the Commitment of such Lender shall be terminated). All Facility
Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such
Lender as provided herein.                    (b)  All Facility Fees shall be
paid on the dates due, in immediately   available funds, to the
Administrative
Agent for distribution, if and as   appropriate, among the Lenders.  Once
paid, none of the Facility Fees   shall be refundable under any
circumstances.                            SECTION 2.06  Repayment of Loans;
Evidence of Debt. (a) Each Borrower hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the last day of the Interest Period applicable thereto and on the Maturity Date and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in
Section 2.07. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from  each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such
Lender from time to time under this  Agreement.                         (i) the
amount of each Loan made hereunder, the Type of each  Loan made and the
Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.
(d)  The entries made in the accounts maintained
pursuant to paragraphs (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and
amounts of the obligations therein          recorded; provided, however, that
the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

      SECTION 2.07.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus 1/4 of 1% and (ii) in the case of each Eurodollar
Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

(b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.
(c) Subject to the provisions of Section 2.08, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section
2.03.
(d)  Interest on each Loan shall be payable on each Interest Payment
Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each

Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

   SECTION 2.08. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall owe interest, payable on demand, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section
2.07(b)) equal to the Alternate Base Rate plus 2%.

SECTION 2.09. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest
Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurodollar
Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by a Borrower for a Eurodollar Standby Borrowing pursuant to Section

2.04 shall be deemed to be a request for an ABR Borrowing.
                   (b)
In the event a Lender notifies the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Lender shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Standby
Borrowing shall be deemed a request for an ABR Borrowing for the same
Interest Period with respect to such Lender.                     (c) Each
determination by the Administrative Agent hereunder shall be made in good
faith and shall be conclusive absent manifest error.                  SECTION
2.10.  Termination and Reduction of Commitments.  (a)  The Commitments
shall be automatically terminated on the Maturity Date. (b)  Upon at least three Business Days' prior irrevocable telecopy notice to the
Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total
Commitment; provided, however, that (i) each partial reduction of the Total
Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the
Competitive Loans.                 (c)  Each reduction in the Total Commitment
hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.  The Company shall pay to the Administrative
Agent for the account of the Lenders, on each date of reduction of any portion of the Total Commitment, the Facility Fees on the amount of the
Commitments so terminated accrued through the date of such termination or
reduction.                SECTION 2.11.  Prepayment.  (a)  Each Borrower
shall have the right at any time and from time to time to prepay any Standby
Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent:  (i)
before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m.,
New York City time, one Business Day prior to prepayment, in the case of
ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than
$5,000,000.  No prepayment may be made in respect of any Competitive
Borrowing.                   (b)  On the date of any termination or reduction of
the Commitments pursuant to Section 2.10, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby
Loans outstanding will not exceed the Total Commitment, after giving effect
to such termination or reduction.                 (c)  Each notice of prepayment
shall specify the prepayment date and the principal amount of each
Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein.  All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty.  All prepayments under this Section
2.11 shall be accompanied by accrued interest on the principal amount
being prepaid to the date of payment.                 SECTION 2.12.  Reserve
Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any
Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender with respect to any Eurodollar Loan or Fixed Rate Loan hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then such additional amount or amounts as will compensate such Lender for such additional costs or reduction will be paid by the Borrowers to such
Lender upon demand.  Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any
Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.
(b)  If any Lender
shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle
Committee on Banking Regulations and Supervisory Practices entitled
"International Convergence of Capital Measurement and Capital
Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for such reduction will be paid by the Borrowers to such
Lender.                  (c)  A certificate of each Lender setting forth such
amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company promptly by such Lender upon becoming aware of any costs pursuant to paragraphs (a) or (b) above and shall be conclusive absent manifest error.  The Company shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its
receipt of the same.                   (d)  Failure on the part of any Lender to
demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.  No Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions.  Notwithstanding any other provision of this Section 2.12, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of
other credit agreements, if any.                 SECTION 2.13.  Change in
Legality.  (a)  Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental
Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any
Eurodollar Loan, then, by written notice to the Company and to the
Administrative Agent, such Lender may:                 (i) declare that
Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request for a Eurodollar
Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and
       (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such
notice as provided in paragraph (b) below.                  In the event any
Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the
conversion of, such Eurodollar Loans.                 (b)  For purposes of this
Section 2.13, a notice by any Lender shall be effective as to each
Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be
effective on the date of receipt.                SECTION 2.14.  Indemnity.  The
Borrowers shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a)
any failure to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section
2.03 or 2.04, (b) any payment, prepayment or conversion, or assignment required under Section 2.18, of a Eurodollar Loan required by any other provision of this Agreement (other than Section 2.13) or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or
(d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or a
Fixed Rate Loan.  Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i)
its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed or so assigned (assumed to be the LIBO Rate applicable thereto or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance or such assignment, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying in similar investments the funds so paid, prepaid or not borrowed or refinanced or so assigned for the remainder of such period or Interest Period, as the case may be.  A certificate of any Lender setting forth any amount or amounts which such
Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrowers and shall be conclusive absent manifest error.
SECTION 2.15.  Pro Rata Treatment.  Except as required under Section
2.12, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility
Fees, each reduction of the Commitments and each refinancing of any
Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments
(or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding
Standby Loans).  Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such
Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing.  Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding
Competitive Loans comprising such Borrowing.  For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the
Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments.  Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the
Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.
      SECTION 2.16.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United
States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby
Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby
Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each
Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its
Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event;
provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  Any
Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the
amount of such participation.                   SECTION 2.17.  Payments.  (a)
The Borrowers shall make each payment (including principal of or interest on any Borrowing and any Facility Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately
available funds.                  (b)  Whenever any payment (including principal
of or interest on any Borrowing or any Facility Fees or other amounts)
hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business
Day, and such extension of time shall in such case be included in the
computation of interest or Facility Fees, if applicable.                 SECTION
2.18.  Duty to Mitigate; Assignment of Commitments Under Certain
Circumstances.  (a)  Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.12 or Section 2.19 or exercising its rights under Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise
disadvantageous to such Lender (or Transferee).              (b)  In the event
that any Lender shall have delivered a notice or certificate pursuant to
Section 2.09(b), 2.12 or 2.13, or the Borrower shall be required to make additional payments to any Lender under Section 2.19, the Company shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative
Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and
(ii) the assignee or the Borrowers, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its
account or owed to it hereunder.             SECTION 2.19.  Taxes.  (a)  Any
and all payments to the Lenders hereunder shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding  (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such
Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes").  If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent,
(i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19)
such Lender (or Transferee) or the Administrative Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant
Governmental Authority in accordance with applicable law.                    (b)
In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement
("Other Taxes").                (c)  The Borrowers shall indemnify each Lender
(or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative
Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability prepared by a Lender, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.  Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Administrative Agent, as the case
may be, makes written demand therefor.                   (d)  If a Lender (or
Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of
Taxes or Other Taxes as to which it has been indemnified by the
Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the
Borrowers of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers, make a claim to such
Governmental Authority for such refund at the Borrowers' expense.  If a
Lender (or Transferee) or the Administrative Agent receives a refund
(including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.19, it shall within 30
days from the date of         such receipt pay over such refund to the
Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.19 with respect to the
Taxes or Other Taxes giving rise to such refund), without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the
event such Lender (or Transferee) or the Administrative Agent is required
to repay such refund to such Governmental Authority.                             (e)
As soon as practicable after the date of any payment of Taxes or Other
Taxes by the Borrowers to the relevant Governmental Authority, the
Borrowers will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.
(f)  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans
made hereunder for a period of 3 years.                           (g)  Each Lender
(or Transferee) that is organized under the laws of a         jurisdiction other
than the United States, any State thereof or the District of Columbia (a
"Non-U.S. Lender") shall deliver to the Company and the Administrative
Agent two copies of either United States Internal Revenue Service Form
1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or
881(c) of the Code with respect to payments of "portfolio interest", a Form
W-8, or any subsequent versions thereof or successors thereto (and, if such
Non-U.S. Lender delivers a Form W-8, a certificate representing that such
Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B)
of the Code) of the Company and is not a controlled  foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the
Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such
Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office").  In addition, each
Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.
Notwithstanding any other provision of this Section 2.19(g), a Non-U.S.
Lender shall not be required to deliver any form pursuant to this Section
2.19(g) that such Non-U.S. Lender is not legally able to deliver.
       (h)  The Borrowers shall not be required to indemnify any Non-U.S.
Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c)
above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S.
Lender became a party to this Agreement (or, in the case         of a
Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a
New Lending Office, the date such Non-U.S. Lender designated such New
Lending Office with respect to a Loan; provided, however, that this clause
(i) shall not apply to any Transferee or New Lending Office that becomes a
Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company;
and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or
Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee)
making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such  additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with
the provisions of paragraph (g) above.                           (i)  Any Lender (or
Transferee) claiming any indemnity payment or         additional amounts
payable pursuant to this Section 2.19 shall use reasonable efforts
(consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be
otherwise disadvantageous to such Lender (or Transferee).                   (j)
Nothing contained in this Section 2.19 shall require any Lender (or
Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or
proprietary).                                           ARTICLE III
Representations and Warranties                           The Company represents
and warrants to each of the Lenders that:                             SECTION 3.01.
Corporate Existence and Power.  The Company and each         Borrowing
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has
all corporate powers         and all material governmental licenses,
authorizations, consents and approvals required to         carry on its
business as now conducted.
                  SECTION 3.02.  Corporate and Governmental Authorization;
  Contravention.  The execution, delivery and performance by the Company
of this         Agreement (a) is within the Company's corporate powers, (b)
has been duly authorized by         all necessary corporate action, (c)
requires no action by or in respect of, or filing with, any         Governmental
Authority and (d) does not (i) contravene, or constitute a default under, any applicable provision of law or regulation either of the United States or a
particular state         thereof or of the certificate of incorporation or by-laws
of the Company or of any         agreement, judgment, injunction, order,
decree or other instrument binding upon the         Company or (ii) result in
the creation or imposition of any Lien on any asset of the         Company or
any of its Subsidiaries.                           SECTION 3.03.  Binding Effect.
This Agreement constitutes a valid and         binding agreement of the
Company, enforceable in accordance with its terms, except as may         be
limited by bankruptcy, insolvency, reorganization, moratorium or similar
laws affecting         the enforcement of the rights of its creditors generally
and subject to general legal and         equitable principles with respect to
the availability of particular remedies.                           SECTION 3.04.
Financial Information.  (a)  The consolidated balance sheet         of the
Company and its Consolidated Subsidiaries as of January 3, 1993 and the
related         consolidated statements of earnings and changes in financial
position for the fiscal year then         ended, reported on by Arthur Andersen
& Co. and set forth in the Company's annual report         on Form 10-K for
the fiscal year ended January 3, 1993, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the
consolidated financial         position of the Company and its Consolidated
Subsidiaries as of such date and their         consolidated results of
operations and changes in financial position for such fiscal year.
       (b)  The unaudited consolidated balance sheet of the Company and its
    Consolidated Subsidiaries as of October 3, 1993 and the related
unaudited consolidated         statements of earnings and changes in financial
position for the nine months then ended, set         forth in the Company's
quarterly report on Form 10-Q for the fiscal quarter ended         October 3,
1993, a copy of which has been delivered to each of the Lenders, fairly
present,         in conformity with GAAP applied on a basis consistent with
the financial statements         referred to in paragraph (a) of this Section
3.04, the consolidated financial position of the         Company and its
Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such nine month period
(subject to         normal year-end adjustments).                           SECTION
3.05.  Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting,
the Company         or any of its Subsidiaries before any court or arbitrator
or any governmental body, agency         or official in which there is a
reasonable possibility of a final adverse decision which could materially adversely affect the business, consolidated financial position or
consolidated         results of operations of the Company and its
Consolidated Subsidiaries taken as a whole or         which in any manner
draws into question the validity of this Agreement.
SECTION 3.06.  Compliance with ERISA.  The Company and each ERISA
      Affiliate has fulfilled its obligations under the minimum funding
standards of ERISA and the         Code with respect to each Plan and is in
compliance in all material respects with the         presently applicable
provisions of ERISA and the Code relating to the Plans, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.
               SECTION 3.07.  Taxes.  United States Federal income tax returns
of the         Company and its Subsidiaries have been examined and closed
through the fiscal year ended         January 3, 1988.  The Company and its
Subsidiaries have filed all United States Federal         income tax returns
and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to
any assessment         received by the Company or any Subsidiary which the
Company or any Subsidiary is not         disputing in a good faith manner.
The charges, accruals and reserves on the books of the         Company and
its Subsidiaries in respect of taxes or other governmental charges are, in the
       opinion of the Company, adequate.                           SECTION 3.08.
Subsidiaries.  Attached hereto as Schedule 3.08 is a         schedule which
correctly identifies all  Subsidiaries as of the date of this Agreement.
Except         as noted on Schedule 3.08, all of the issued and outstanding
shares of the capital stock of         each Subsidiary is duly issued and
outstanding, fully paid and non-assessable and except for         directors'
qualifying shares and shares issued solely for the purpose of satisfying local requirements concerning the minimum number of shareholders is owned
by the Company         or a Subsidiary free and clear of any mortgage,
pledge, lien or encumbrance.                           SECTION 3.09.
Representations and Warranties of Each Borrowing         Subsidiary.  Each
Borrowing Subsidiary shall be deemed by the execution and delivery of a Borrowing Subsidiary Agreement to have represented and warranted as
of the date         thereof as follows:                           (a)  It is a corporation
duly organized, validly existing and in good standing         under the laws of
the jurisdiction of its incorporation and is duly qualified to do business and in good standing in each other jurisdiction in which it owns property
and/or conducts         its business and in which failure to be so qualified and
in good standing would have a         materially adverse effect on the
business of such Borrowing Subsidiary.                           (b)  The execution,
delivery and performance by it of its Borrowing         Subsidiary
Agreement, and the performance by it of the provisions of this Agreement applicable to it, are within its corporate powers, have been duly
authorized by all necessary         corporate action and do not contravene (i)
its charter or by-laws (or the equivalent thereof)         or (ii) any law or
regulation or any agreement, judgment, injunction, order, decree or other
 instrument binding on or affecting it.                           (c)  No authorization
or approval or other action by, and no notice to or         filing with, any
Governmental Authority is required for the due execution, delivery and performance by it of its Borrowing Subsidiary Agreement or for the
performance by it of         the provisions of this Agreement applicable to it,
except for those which have been duly         obtained or made and are in full
force and effect.                           (d)  It is not in breach of or default under
any agreement to which it is a         party or which is binding on it or any of
its assets to an extent or in a manner which would         have a material
adverse effect on its ability to perform its obligations hereunder after taking
       into consideration its other financial obligations.                           (e)
This Agreement is a legal, valid and binding obligation of such
Borrowing Subsidiary enforceable against it in accordance with its terms,
except as may be         limited by bankruptcy, insolvency, reorganization,
moratorium or similar laws affecting the         enforcement of the rights of
its creditors generally and subject to general legal and equitable principles with respect to the availability of particular remedies.
        (f)  The proceeds of each Loan made to it will be used solely for
general         corporate purposes, including the acquisition of new
businesses.                           SECTION 3.10.  Federal Reserve Regulations.
(a) Neither any Borrower         nor any Subsidiary is engaged principally,
or as a substantial part of its activities, in the         business of extending
credit for the purpose of purchasing or carrying Margin Stock (within
the meaning of Regulation U).                           (b)  No part of the proceeds
of any Loan has been or will be used, whether         directly or indirectly,
and whether immediately, incidentally or ultimately, in any manner or for any purpose that has resulted or will result in a violation of Regulation
U.                             SECTION 3.11.  Investment Company Act; Public
Utility Holding Company         Act.  Neither any Borrower nor any
Subsidiary is (a) an "investment company" as defined         in, or subject to
regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility
Holding Company         Act of 1935.                             SECTION 3.12.
Environmental and Safety Matters.  (a)  With respect to         all facilities
owned and operated by the Company and its Subsidiaries, or at which the
   Company or any of its Subsidiaries has a leasehold interest, other than any
facilities referred         to in (b) below, except as set forth in Schedule
3.12(a) (i) the Company and each Subsidiary         is in compliance in all
material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to
environmental pollution         or to environmental regulation or control or to
employee health or safety (collectively         "Environmental Laws") except
where the failure to be in compliance so would not be         reasonably
likely, individually or in the aggregate, to result in a Material Adverse
Effect; (ii)         neither the Company nor any Subsidiary has received notice
of any material failure so to         comply, which non-compliance neither has
been remedied nor is the subject of the         Company's good faith efforts to
achieve compliance, except where the failure to be in         compliance
would not be reasonably likely, individually or in the aggregate, to result in
a         Material Adverse Effect and (iii) the Company is aware of no
events, conditions or         circumstances involving environmental pollution
or contamination or employee health or         safety that in its judgment
would be reasonably likely to result in a Material Adverse Effect.
         (b)  With respect to the Federally owned or operated facilities listed
on         Schedule 3.12(b) at which the Company and/or its Subsidiaries are
the management and         operations contractor or such facilities at which
the Company and/or its Subsidiaries may         act as such after the date of
this Agreement, except as set forth in Schedule 3.12(c) neither         the
Company nor any of its Subsidiaries has received notice of any claim under
any         Environmental Laws which in its judgment would be reasonably
likely to result in a Material         Adverse Effect.
ARTICLE IV                             Conditions of Lending                           The
obligations of the Lenders to make Loans hereunder are subject to the
satisfaction of the following conditions:                           SECTION 4.01.
All Borrowings.  On the date of each Borrowing:                             (a)  The
Administrative Agent shall have received a notice of such
Borrowing as required by Section 2.03 or Section 2.04, as applicable.
                  (b)  The representations and warranties set forth in Article III
(except in the                     case of a refinancing that does not increase the
aggregate principal amount of Loans                     of any Lender outstanding,
the representations set forth in Section 3.05 and 3.12)                     hereof
shall be true and correct in all material respects on and as of the date of
such                     Borrowing with the same effect as though made on and as
of such date, except to                     the extent such representations and
warranties expressly relate to an earlier date.                             (c)  At the
time of and immediately after such Borrowing no Event of
Default or Default shall have occurred and be continuing.                    Each
Borrowing shall be deemed to constitute a representation and warranty by
the         applicable Borrower on the date of such Borrowing as to the
matters specified in para-         graphs (b) and (c) of this Section 4.01.
                  SECTION 4.02.  Closing Date.  On the Closing Date:
(a)  The Administrative Agent shall have received the favorable written opinion of Murray Gross, Esq., dated the Closing Date and addressed to
the Lenders and         satisfactory to Cravath, Swaine & Moore, counsel for
the Administrative Agent, to the         effect set forth in Exhibit D-1 hereto.
                      (b)  The Administrative Agent shall have received (i) a copy
of the certificate         of incorporation, including all amendments thereto, of
the Company, certified as of a recent         date by the Secretary of State of
its state of incorporation, and a certificate as to the good         standing of
the Company as of a recent date from such Secretary of State; (ii) a
certificate         of the Clerk or an Assistant Clerk of the Company dated the
Closing Date and certifying         (A) that attached thereto is a true and
complete copy of the by-laws of the Company as in         effect on the
Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and
complete copy of         resolutions duly adopted by the Board of Directors
of the Company authorizing the         execution, delivery and performance of
this Agreement and the Borrowings hereunder, and         that such
resolutions have not been modified, rescinded or amended and are in full
force and         effect, (C) that the certificate of incorporation referred to in
clause (i) above has not been         amended since the date of the last
amendment thereto shown on the certificate of good         standing furnished
pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document
delivered in         connection herewith on behalf of the Company; and (iii) a
certificate of another officer of         the Company as to the incumbency and
specimen signature of the Clerk or Assistant Clerk         executing the
certificate pursuant to (ii) above.                             (c)  The Administrative
Agent shall have received a certificate, dated the         Closing Date and
signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section
4.01.                             (d)  The Administrative Agent shall have received
evidence of the         termination of the Existing Facilities.
SECTION 4.03.  First Borrowing by Each Borrowing Subsidiary.  On the
   first date on which Loans are made to each Borrowing Subsidiary:
             (a)  The Administrative Agent shall have received the favorable
written                     opinion of Murray Gross, Esq., dated the date of such
Loans, addressed to the                     Lenders and satisfactory to Cravath,
Swaine & Moore, counsel for the                     Administrative Agent, to the
effect set forth in Exhibit D-2 hereto.                           (b)  Each Lender
shall have received a copy of the Borrowing Subsidiary
Agreement executed by such Borrowing Subsidiary.                           (c)
Such Loans shall not violate any law, rule or regulation binding on any
           of the Lenders.                           (d)  Each Lender shall have received
from the Company an unaudited                     consolidated balance sheet and
related consolidated statements of earnings and                     changes in
financial position for the fiscal year most recently ended of such
Borrowing Subsidiary.                                   ARTICLE V
    Covenants                           The Company covenants and agrees with each
Lender and the         Administrative Agent that so long as this Agreement
shall remain in effect or the principal         of or interest on any Loan, any
Facility Fees or any other amounts payable hereunder shall         be unpaid,
unless the Required Lenders shall otherwise consent in writing:
        SECTION 5.01.  Information.  The Company will deliver to each of
the         Lenders:                           (a)  as soon as available and in any event
within 90 days after the end of each         fiscal year of the Company, a
consolidated balance sheet of the Company and its         Consolidated
Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in
each case in         comparative form the figures for the previous fiscal year,
all reported on by Arthur         Andersen & Co. or other independent public
accountants of nationally recognized standing         acceptable to the
Required Lenders and accompanied by an opinion of such accountants
(which shall not be qualified in any material respect) to the effect that such
consolidated         financial statements fairly present the financial condition
and results of operations of the         Company and the Consolidated
Subsidiaries in accordance with GAAP;                           (b)  as soon as
available and in any event within 45 days after the end of each         of the
first three quarters of each fiscal year of the Company, a consolidated
balance sheet         of the Company and its Consolidated Subsidiaries as of
the end of such quarter and the         related consolidated statements of
earnings and cash flows for such quarter and for the         portion of the
Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and
the corresponding         portion of the Company's previous fiscal year, all
certified (subject to normal year-end         adjustments) as to fairness of
presentation, compliance with GAAP and consistency by a         Financial
Officer of the Company;                            (c)  simultaneously with the
delivery of each set of financial statements         referred to in clauses (a)
and (b) above, a certificate of a Financial Officer of the Company         (i)
setting forth in reasonable detail the calculations required to establish
whether the         Company was in compliance with the requirements of
Sections 5.06 and 5.07 on the date         of such financial statements and (ii)
stating whether there exists on the date of such         certificate any Default
and, if any Default then exists, setting forth the details thereof and         the
action which the Company is taking or proposes to take with respect
thereto;
                  (d)  forthwith upon the occurrence of any Default, a certificate of
the chief         financial officer or the chief accounting officer of the
Company setting forth the details         thereof and the action which the
Company is taking or proposes to take with respect         thereto;
       (e)  promptly upon the mailing thereof to the shareholders of the
Company         generally, copies of all financial statements, reports and
proxy statements so mailed;                           (f)  promptly upon the filing
thereof, copies of all annual or quarterly reports         and upon request by
any Lender copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which
the Company         shall have filed with the Securities and Exchange
Commission;                           (g)  (i) as soon as possible after, and in any
event within 30 days after the         Company or any ERISA Affiliate knows
or has reason to know that, any Reportable Event         has occurred that
alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company to the PBGC in an aggregate
amount         exceeding $5,000,000, a statement of a Financial Officer
setting forth details as to such         Reportable Event and the action that the
Company proposes to take with respect thereto,         together with a copy of
the notice, if any, of such Reportable Event given to the PBGC,         (ii)
promptly after receipt thereof, a copy of any notice that the Company or any
ERISA         Affiliate may receive from the PBGC relating to the intention
of the PBGC to terminate any         Plan or Plans (other than a Plan
maintained by an ERISA Affiliate that is considered an         ERISA
Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to
appoint         a trustee to administer any such Plan, (iii) within 10 days after
the due date for filing with         the PBGC pursuant to Section 412(n) of the
Code a notice of failure to make a required         installment or other
payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Company
proposes to take         with respect thereto, together with a copy of any such
notice given to the PBGC and         (iv) promptly and in any event within 30
days after receipt thereof by the Company or any         ERISA Affiliate from
the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of
Withdrawal         Liability or (B) a determination that a Multiemployer Plan
is, or is expected to be,         terminated or in reorganization, both within the
meaning of Title IV of ERISA; and                           (h)  from time to time
such additional information regarding the financial         position or
business of the Company as any Lender may reasonably request.
               SECTION 5.02.  Corporate Existence; Businesses and Properties.
(a)  The         Company will, and will cause each Borrowing Subsidiary to,
do or cause to be done all         things necessary to preserve, renew and
keep in full force and effect its corporate existence.

(b) Except to the extent that failure to do so would not
have a Material         Adverse Effect, the Company will, and will cause
each Borrowing Subsidiary to, (i) do or         cause to be done all things
necessary to preserve, renew and keep in full force and effect all rights, licenses, permits and franchises material to the conduct of the
business of the         Company and the Subsidiaries, taken as a whole, (ii)
comply with all laws and regulations         applicable to it and (iii) conduct
its business in substantially the same manner as heretofore         conducted
or as at the time permitted under applicable law.                           SECTION
5.03.  Insurance.  The Company will, and will cause each         Subsidiary
to, keep its insurable properties adequately insured at all times by
financially         sound and reputable insurers, and maintain such other
insurance, to such extent and against         such risks, including fire and
other risks insured against by extended coverage, as is         customary with
companies similarly situated and in the same or similar businesses.
           SECTION 5.04.  Litigation and Other Notices.  The Company will
give each         Lender prompt written notice of the following:
   (a)  the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit
or proceeding which                     could reasonably be expected to result in
a Material Adverse Effect; and                           (b)  any development in the
business or affairs of the Company or any                     Subsidiary that has
resulted in a Material Adverse Effect.                           SECTION 5.05.
Maintaining Records; Access to Properties and         Inspections.  The
Company will, and will cause each Subsidiary to, maintain financial records in accordance with GAAP and, upon reasonable notice, at all
reasonable times,         permit (a) any authorized representative designated
by any Lender to discuss the affairs,         finances and condition of the
Company and the Subsidiaries with a Financial Officer of the
Company and such other officers as the Company shall deem appropriate
and (b) any         authorized representative designated by the Administrative
Agent or the Required Lenders         to visit and inspect the properties of the
Company and of any Subsidiary.                           SECTION 5.06.  Fixed
Charge Coverage.  The Company will not permit the         ratio of (a)
Consolidated EBIT to (b) Consolidated Net Interest Expense for any period
of         four consecutive fiscal quarters ending on the last day of any fiscal
quarter to be less than         5:1.                           SECTION 5.07.  Net Debt
to Capitalization Ratio.  The Company will not         permit on any date the
ratio of (a) Consolidated Net Indebtedness on such date to (b) the         sum
of (i) Shareholders' Equity on such date and (ii) Consolidated Net
Indebtedness on         such date to be greater than 0.35:1.00.
                 SECTION 5.08.  Negative Pledge.  Neither the Company nor any
       Consolidated Subsidiary will create, assume or suffer to exist any Lien
securing         Indebtedness on any asset now owned or hereafter acquired
by it, except:                           (a)  Liens on all or part of the assets of
Consolidated Subsidiaries securing         Indebtedness owing by
Consolidated Subsidiaries to the Company and Consolidated
Subsidiaries;                           (b)  mortgages on real property or security
interests in personal property         securing Indebtedness of the Company
and Consolidated Subsidiaries in an aggregate         amount not exceeding
ten percent (10%) of the consolidated total assets of the Company         and
the Consolidated Subsidiaries;                           (c)  Liens to secure taxes,
assessments and other governmental charges or         claims for labor,
material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 3.07 hereof;
         (d)  deposits or pledges made in connection with, or to secure
payment of,         workmen's compensation, unemployment insurance, old
age, pension or other social         security obligations;                           (e)
Liens in respect of judgments or awards not exceeding $1,000,000 in the aggregate at any time, and any other Liens with respect to which the
execution or         enforcement thereof is being effectively stayed and the
claims secured thereby are being         contested in good faith by
appropriate proceedings;                           (f)  Liens of carriers,
warehousemen, mechanics and materialmen, and other         like Liens, in
existence less than 120 days from the date of creation thereof;
  (g)  encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and
irregularities in the title         thereto, landlord's or lessor's liens under
leases to which the Company or a Consolidated         Subsidiary is a party,
and other similar encumbrances none of which in the opinion of the
Company interferes materially with the use of the property in the ordinary
conduct of the         business of the Company and the Consolidated
Subsidiaries; and similar encumbrances on         interests in real estate
located outside the United States, which defects do not individually         or
in the aggregate have a material adverse effect on the business of the
Company         individually or of the Company and the Consolidated
Subsidiaries on a consolidated basis;         and                           (h)
notwithstanding the provisions of subsection (b) hereof, security interests in Margin Stock if, and to the extent that, the value of all such
Margin Stock         owned by the Company and its Consolidated
Subsidiaries exceeds 25% of the value of the         total assets of the
Company and its Consolidated Subsidiaries subject to this Section 5.08.
                   SECTION 5.09.  Consolidations, Mergers and Sales of Assets.
(a) The         Company will not (i) consolidate or merge with or into any
other person unless (A) the         Company shall be the surviving entity and
(B) immediately thereafter no Default or Event         of Default shall have
occurred and be continuing or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other person.  The Company will
not sell, lease         or otherwise transfer any of its assets to any other
person except for full and adequate         consideration.                           (b)
No Borrowing Subsidiary will (i) consolidate or merge with or into any other person unless (A) if the surviving entity shall be other than such
Borrowing         Subsidiary, (x) such surviving entity or the Company shall
have assumed in writing all         obligations of such Borrowing Subsidiary
relating to this Agreement and (y) such surviving         entity shall be 100%
owned by the Company and (B) no Default or Event of Default shall have occurred and be continuing either before or immediately after such
consolidation or         merger or (ii) sell, lease or otherwise transfer all or
any substantial part of its assets to any         other person.  No Borrowing
Subsidiary will sell, lease or otherwise transfer any of its         assets to any
other person except for full and adequate consideration.
    ARTICLE VI                                                         Events of Default
               In case of the happening of any of the following events (each an
"Event of         Default"):                           (a) any representation or
warranty made or deemed made in or in connection                     with the
execution and delivery of this Agreement or the Borrowings hereunder or any representation, warranty, statement or information contained
in any report,                     certificate, financial statement or other instrument
furnished in connection with this                     Agreement shall prove to
have been incorrect in any material respect when so made,
deemed made or furnished;                           (b) default shall be made in the
payment of any principal of any Loan when                     and as the same
shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or
otherwise;                           (c) default shall be made in the payment of any
interest on any Loan or any                     Facility Fee or any other amount
(other than an amount referred to in paragraph (b)                     above) due
hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business
Days;                           (d) default shall be made in the due observance or
performance of any                     covenant, condition or agreement contained
in Sections 5.02 or 5.06 through 5.09;
                 (e) default shall be made in the due observance or performance
of any                     covenant, condition or agreement contained herein
(other than those specified in                     paragraphs (b), (c) or (d) above)
and such default shall continue unremedied for a                     period of 10
days after notice thereof from the Administrative Agent or any Lender
         to the Company;                           (f) the Company or any Subsidiary
shall (i) fail to pay any principal or                     interest, regardless of
amount, due in respect of any Indebtedness in an aggregate
principal amount in excess of $15,000,000, when and as the same shall
become due                     and payable, or (ii) fail to observe or perform any
other term, covenant, condition                     or agreement contained in any
agreement or instrument evidencing or governing any                     such
Indebtedness if the effect of any failure referred to in this clause (ii) is to
cause,                     or to permit the holder or holders of such Indebtedness
or a trustee on its or their                     behalf (with or without the giving of
notice, the lapse of time or both) to cause,                     such Indebtedness to
become due prior to its stated maturity;                           (g) an involuntary
proceeding shall be commenced or an involuntary petition                     shall
be filed in a court of competent jurisdiction seeking (i) relief in respect of
the                     Company or any Subsidiary, or of a substantial part of the
property or assets of the                     Company or a Subsidiary, under Title
11 of the United States Code, as now                     constituted or hereafter
amended, or any other Federal or state bankruptcy,                     insolvency,
receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the
Company or any                     Subsidiary or for a substantial part of the
property or assets of the Company or a                     Subsidiary or (iii) the
winding up or liquidation of the Company or any Subsidiary;
and such proceeding or petition shall continue undismissed for 60 days or
an order                     or decree approving or ordering any of the foregoing
shall be entered;                           (h) the Company or any Subsidiary shall
(i) voluntarily commence any                     proceeding or file any petition
seeking relief under Title 11 of the United States                     Code, as now
constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the
institution of,                     or fail to contest in a timely and appropriate
manner, any proceeding or the filing                     of any petition described
in paragraph (g) above, (iii) apply for or consent to the
appointment of a receiver, trustee, custodian, sequestrator, conservator or
similar                     official for the Company or any Subsidiary or for a
substantial part of the property                     or assets of the Company or any
Subsidiary, (iv) file an answer admitting the                     material
allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become
unable, admit in writing                     its inability or fail generally to pay its
debts as they become due or (vii) take any                     action for the
purpose of effecting any of the foregoing;                           (i) one or more
final and nonappealable judgments for the payment of money                     in
an aggregate amount in excess of $5,000,000 shall be rendered against the
                Company, any Subsidiary or any combination thereof and the
same shall remain                     undischarged for a period of 30 consecutive
days during which execution shall not                     be effectively stayed, or
any action shall be legally taken by a judgment creditor to                     levy
upon assets or properties of the Company or any Subsidiary to enforce any such final and nonappealable judgment or judgments aggregating
in excess of                     $5,000,000;                            (j) a Reportable
Event or Reportable Events, or a failure to make a required
installment or other payment (within the meaning of Section 412(n)(l) of the
Code),                     shall have occurred with respect to any Plan or Plans
that reasonably could be                     expected to result in liability of the
Company to the PBGC or to a Plan in an                     aggregate amount
exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, the Administrative
Agent                     shall have notified the Company in writing that (i) the
Required Lenders have made                     a determination that, on the basis
of such Reportable Event or Reportable Events                     or the failure to
make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment
by the                     appropriate United States District Court of a trustee to
administer such Plan or                     Plans or (C) for the imposition of a
lien in favor of a Plan and (ii) as a result thereof                     an Event of
Default exists hereunder; or a trustee shall be appointed by a United
      States District Court to administer any such Plan or Plans; or the PBGC
shall                     institute proceedings to terminate any Plan or Plans;
                (k) (i) the Company or any ERISA Affiliate shall have been
notified by the                     sponsor of a Multiemployer Plan that it has
incurred Withdrawal Liability to such                     Multiemployer Plan, (ii)
the Borrower or such ERISA Affiliate does not have
reasonable grounds for contesting such Withdrawal Liability or is not in
fact                     contesting such Withdrawal Liability in a timely and
appropriate manner and (iii) the                     amount of the Withdrawal
Liability specified in such notice, when aggregated with                     all
other amounts required to be paid to Multiemployer Plans in connection
with                     Withdrawal Liabilities (determined as of the date or dates
of such notification),                     exceeds $5,000,000 or requires payments
exceeding $1,000,000 in any year;                            (1) the Company or any
ERISA Affiliate shall have been notified by the                     sponsor of a
Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if
solely as a result                     of such reorganization or termination the
aggregate annual contributions of the                     Company and its ERISA
Affiliates to all Multiemployer Plans that are then in
reorganization or have been or are being terminated have been or will be
increased                     over the amounts required to be contributed to such
Multiemployer Plans for their                     most recently completed plan
years by an amount exceeding $1,000,000; or                            (m) a
Change in Control shall occur; then, and in every such event (other than an
event with                   respect to the Company described in paragraph (g) or
(h) above), and at any time thereafter                    during the continuance of
such event, the Administrative Agent, at the request of the Required
   Lenders, shall, by notice to the Company, take either or both of the
following actions, at the                       same or different times:           (i)
terminate forthwith the Commitments and (ii) declare the Loans then
outstanding to be         forthwith due and payable in whole or in part,
whereupon the principal of the Loans so         declared to be due and
payable, together with accrued interest thereon and any unpaid         accrued
Facility Fees and all other liabilities of the Borrowers accrued hereunder,
shall         become forthwith due and payable, without presentment, demand,
protest or any other         notice of any kind, all of which are hereby
expressly waived anything contained herein to         the contrary
notwithstanding; and, in any event with respect to the Company described in paragraph (g) or (h) above, the Commitments shall automatically
terminate and the principal         of the Loans then outstanding, together with
accrued interest thereon and any unpaid         accrued Facility Fees and all
other liabilities of the Borrowers accrued hereunder shall
automatically become due and payable, without presentment, demand,
protest or any other         notice of any kind, all of which are hereby
expressly waived anything contained herein to         the contrary
notwithstanding.                                              ARTICLE VII
                                         Guarantee                           The Company
unconditionally and irrevocably guarantees the due and         punctual
payment and performance, when and as due, whether at maturity, by
acceleration,         upon one or more dates set for prepayment or otherwise,
of the Guaranteed Obligations.          The Company further agrees that the
Guaranteed Obligations may be extended or renewed,         in whole or in
part, without notice or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any
Guaranteed         Obligations.                           The Company waives
presentment to, demand of payment from and protest         to the Borrowing
Subsidiaries of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  The
obligations of the         Company hereunder shall not be affected by (a) the
failure of any Lender or the         Administrative Agent to assert any claim
or demand or to enforce any right or remedy         against the Borrowing
Subsidiaries under the provisions of this Agreement or otherwise;         (b)
any rescission, waiver, amendment or modification of any of the terms or
provisions of         this Agreement, any guarantee or any other agreement; or
(c) the failure of any Lender or         the Administrative Agent to exercise
any right or remedy against any other guarantor of the         Guaranteed
Obligations.
                  The Company further agrees that its guarantee constitutes a
guarantee of         payment when due and not of collection, and waives any
right to require that any resort be         had by the Administrative Agent or
any Lender to any security, if any, held for payment of         the Guaranteed
Obligations or to any balance of any deposit account or credit on its books, in favor of the Borrowing Subsidiaries or any other person.
     The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including,
without         limitation, any claim of waiver, release, surrender, alteration
or compromise, and shall not         be subject to any defense or setoff,
counterclaim, recoupment or termination whatsoever         by reason of the
invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations
of the Company         hereunder shall not be discharged or impaired or
otherwise affected by the failure of the         Administrative Agent or any
Lender to assert any claim or demand or to enforce any         remedy under
this Agreement, any guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or
delay, wilful or         otherwise, in the performance of the Guaranteed
Obligations, or by any other act or         omission which may or might in any
manner or to any extent vary the risk of the Company         or otherwise
operate as a discharge of the Company as a matter of law or equity.
           To the extent permitted by applicable law, the Company waives any
defense         based on or arising out of any defense available to the
Borrowing Subsidiaries, including         any defense based on or arising out
of any disability of the Borrowing Subsidiaries, or the         unenforceability
of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowing Subsidiaries,
other than final         payment in full of the Guaranteed Obligations.  The
Administrative Agent and the Lenders         may, at their election, foreclose
on any security held by one or more of them by one or more         judicial or
non-judicial sales, or exercise any other right or remedy available to them
against         the Borrowing Subsidiaries, or any security without affecting
or impairing in any way the         liability of the Company hereunder except
to the extent the Guaranteed Obligations have         been fully and finally
paid.  The Company waives any defense arising out of any such election even though such election operates to impair or to extinguish any
right of         reimbursement or subrogation or other right or remedy of the
Company against any         Borrowing Subsidiary or any security.
        The Company further agrees that its guarantee shall continue to be
effective         or be reinstated, as the case may be, if at any time payment,
or any part thereof, of principal         of or interest on any Guaranteed
Obligation is rescinded or must otherwise be restored by         any Lender
upon the bankruptcy or reorganization of any Borrowing Subsidiary or
otherwise.                           In furtherance of the foregoing and not in
limitation of any other right hich         the Administrative Agent or any
Lender may have at law or in equity against  the Company         by virtue
hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed
       Obligation when and as the same shall become due, whether at
maturity, by acceleration,         after notice of prepayment or otherwise, the
Company hereby promises to and will, upon         receipt of written demand
by the Administrative Agent or any Lender, forthwith pay or         cause to
be paid to the Administrative Agent or such Lender in cash the amount of
such         unpaid Guaranteed Obligation.                           Upon payment by
the Company of any sums to the Administrative Agent or         any Lender,
as provided above, all rights of the Company against the other Borrowers arising as a result thereof by way of right of subrogation or otherwise
shall in all respects        be subordinated and junior in right of payment to
the prior indefeasible payment in full of all the Guaranteed Obligations to the Administrative Agent and the Lenders; provided, however, that to the extent any right of subrogation that the Company might have pursuant  to this
Agreement or otherwise would constitute the Company a "creditor" of any
Borrower within the meaning of Section 547 of Title 11 of the United States
Code as now in effect or hereafter amended, or any comparable provision of any successor statute, the Company hereby irrevocably waives and
releases such right of subrogation.                                              ARTICLE
VIII                                                      The Administrative Agent
      In order to expedite the transactions contemplated by this Agreement,
  Chemical Bank is hereby appointed to act as Administrative Agent on
behalf of the Lenders.          Each of the Lenders hereby irrevocably
authorizes the Administrative Agent to take such         actions on behalf of
such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof,
together with         such actions and powers as are reasonably incidental
thereto.  The Administrative Agent is         hereby expressly authorized by
the Lenders, without hereby limiting any implied authority,         (a) to
receive on behalf of the Lenders all payments of principal of and interest on
the Loans         and all other amounts due to the Lenders hereunder, and
promptly to distribute to each         Lender its proper share of each payment
so received; (b) to give notice on behalf of each         of the Lenders to the
Borrowers of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to distribute         promptly to each Lender copies of all notices,
financial statements and other materials         delivered by the Borrowers
pursuant to this Agreement as received by the Administrative         Agent.
                       Neither the Administrative Agent nor any of its directors,
officers, employees         or agents shall be liable as such for any action
taken or omitted by any of them except for         its or his or her own gross
negligence or willful misconduct, or be responsible for any         statement,
warranty or representation herein or the contents of any document delivered
in         connection herewith, or be required to ascertain or to make any
inquiry concerning the         performance or observance by the Borrowers of
any of the terms, conditions, covenants or         agreements contained in this
Agreement.  The Administrative Agent shall not be responsible         to the
Lenders for the due execution, genuineness, validity, enforceability or
effectiveness         of this Agreement or other instruments or agreements.
The Administrative Agent may         deem and treat the Lender that makes
any Loan as the holder of the indebtedness resulting         therefrom for all
purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof.  The Administrative Agent
shall in all cases be         fully protected in acting, or refraining from acting,
in accordance with written instructions         signed by the Required
Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on
all the Lenders.          The Administrative Agent shall, in the absence of
knowledge to the contrary, be entitled to         rely on any instrument or
document believed by it in good faith to be genuine and correct         and to
have been signed or sent by the proper person or persons.  Neither the
Administrative Agent nor any of its directors, officers, employees or agents
shall have any         responsibility to the Borrowers on account of the failure
of or delay in performance or         breach by any other Lender of any of its
obligations hereunder or to any Lender on account         of the failure of or
delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.
The         Administrative Agent may execute any and all duties hereunder by
or through agents or         employees and shall be entitled to rely upon the
advice of legal counsel selected by it with         respect to all matters
arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
                       The Lenders hereby acknowledge that the Administrative
Agent shall be         under no duty to take any discretionary action permitted
to be taken by it pursuant to the         provisions of this Agreement unless it
shall be requested in writing to do so by the Required         Lenders.
               Subject to the appointment and acceptance of a successor
Administrative         Agent as provided below, the Administrative Agent
may resign at any time by notifying the         Lenders and the Company.
Upon any such resignation, the Required Lenders shall have the         right to
appoint a successor Administrative Agent reasonably acceptable to the
Company.          If no successor shall have been so appointed by the
Required Lenders and shall have         accepted such appointment within 30
days after the retiring Administrative Agent gives         notice of its
resignation, then, the retiring Administrative Agent may, on behalf of the
 Lenders, appoint a successor Administrative Agent which shall be a bank
with an office in         New York, New York, having a combined capital and
surplus of at least $500,000,000 or         an Affiliate of any such bank.
Upon the acceptance of any appointment as Administrative         Agent
hereunder by a successor bank, such successor shall succeed to and become
vested         with all the rights, powers, privileges and duties of the retiring
Administrative Agent and         the retiring Administrative Agent shall be
discharged from its duties and obligations         hereunder.  After the
Administrative Agent's resignation hereunder, the provisions of this
Article and Section 9.05 shall continue in effect for its benefit in respect of
any actions taken         or omitted to be taken by it while it was acting as
Administrative Agent.
                  With respect to the Loans made by it hereunder, the
Administrative Agent         in its individual capacity and not as
Administrative Agent shall have the same rights and         powers as any
other Lender and may exercise the same as though it were not the
Administrative Agent, and the Administrative Agent and its Affiliates may
accept deposits         from, lend money to and generally engage in any kind
of business with the Borrowers or any         Subsidiary or other Affiliate
thereof as if it were not the Administrative Agent.                             Each
Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if
the         Commitments shall have been terminated, the amount of its
outstanding Loans) of any          out-of-pocket expenses incurred for the
benefit of the Lenders by the Administrative Agent,         including
reasonable counsel fees and compensation of agents paid for services
rendered on         behalf of the Lenders, which shall not have been
reimbursed by the Borrowers and (ii) to         indemnify and hold harmless
the Administrative Agent and any of its directors, officers,         employees
or agents, on demand, in the amount of such pro rata share, from and against
any         and all liabilities, taxes, obligations, losses, damages, penalties,
actions, judgments, suits,         costs, expenses or disbursements of any kind
or nature whatsoever which may be imposed         on, incurred by or
asserted against it in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted
by it under this         Agreement to the extent the same shall not have been
reimbursed by the Borrowers;         provided that no Lender shall be liable
to the Administrative Agent for any portion of such         liabilities,
obligations, losses, damages, penalties, actions, judgments, suits, costs,
expenses         or disbursements resulting from the gross negligence or
willful misconduct of the         Administrative Agent or any of its directors,
officers, employees or agents.  Each Lender         agrees that any allocation
made in good faith by the Administrative Agent of expenses or         other
amounts referred to in this paragraph between this Agreement and the
Facility B         Credit Agreement shall be conclusive and binding for all
purposes.                           Each Lender acknowledges that it has,
independently and without reliance         upon the Administrative Agent or
any other Lender and based on such documents and         information as it
has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will,
independently and         without reliance upon the Administrative Agent or
any other Lender and based on such         documents and information as it
shall from time to time deem appropriate, continue to make         its own
decisions in taking or not taking action under or based upon this Agreement
or any         related agreement or any document furnished hereunder or
thereunder.
                             ARTICLE IX
Miscellaneous                           SECTION 9.01.  Notices.  Except as
otherwise expressly provided herein,         notices and other
communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy,
as follows:                             (a) if to any Borrower, to EG&G, Inc., 45
William Street, Wellesley,                     Massachusetts 02181, Attention of
Treasurer, (Telecopy No. 617-431-4279);                            (b) if to the
Administrative Agent, to it at 270 Park Avenue, New York,
New York 10017, Attention of Ted Swimmer, (Telecopy No.
212-270-2625); and                            (c) if to a Lender, to it at its address
(or telecopy number) set forth in                     Schedule 2.01 or in the
Assignment and Acceptance pursuant to which such Lender
became a party hereto.                    All notices and other communications
given to any party hereto in accordance with the         provisions of this
Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such
party as provided         in this Section 9.01 or in accordance with the latest
unrevoked direction from such party         given in accordance with this
Section 9.01.                             SECTION 9.02.  Survival of Agreement.
All covenants, agreements,         representations and warranties made by the
Borrowers herein and in the certificates or other         instruments prepared
or delivered in connection with or pursuant to this Agreement shall         be
considered to have been relied upon by the Lenders and shall survive the
making by the         Lenders of the Loans regardless of any investigation
made by the Lenders or on their behalf,         and shall continue in full force
and effect as long as the principal of or any accrued interest         on any
Loan or any Facility Fee or any other amount payable under this Agreement
is         outstanding and unpaid or the Commitments have not been
terminated.                             SECTION 9.03.  Binding Effect.  This
Agreement shall become effective         when it shall have been executed by
the Company and the Administrative Agent and when         the
Administrative Agent shall have received copies hereof (telecopied or
otherwise) which,         when taken together, bear the signature of each
Lender, and thereafter shall be binding upon         and inure to the benefit of
the parties hereto and their respective successors and assigns,         except
that the Borrowers shall not have the right to assign any rights hereunder or
any         interest herein without the prior consent of all the Lenders.
                  SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this
Agreement         any of the parties hereto is referred to, such reference shall
be deemed to include the         successors and assigns of such party; and all
covenants, promises and agreements by or on         behalf of any party that
are contained in this Agreement shall bind and inure to the benefit         of
its successors and assigns.                           (b)  Each Lender may assign to
one or more assignees all or a portion of its         interests, rights and
obligations under this Agreement (including all or a portion of its
Commitment and the Loans at the time owing to it);  provided, however, that
(i) except in         the case of an assignment to a Lender or a domestic
Affiliate of a Lender, the Company         must give its prior written consent
to such assignment (which consent shall not be         unreasonably
withheld), (ii) the amount of the Commitment of the assigning Lender
subject         to each such assignment (determined as of the date the
Assignment and Acceptance with         respect to such assignment is
delivered to the Administrative Agent) shall not be less than
$10,000,000, (iii) the parties to each such assignment shall execute and
deliver to the         Administrative Agent an Assignment and Acceptance,
and a processing and recordation fee         of $3,000 and (iv) the assignee,
if it shall not be a Lender, shall deliver to the Administrative         Agent an
Administrative Questionnaire.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date
specified in each         Assignment and Acceptance, which effective date
shall be at least five Business Days after         the execution thereof, (A) the
assignee thereunder shall be a party hereto and, to the extent         of the
interest assigned by such Assignment and Acceptance, have the rights and
obligations         of a Lender under this Agreement and (B) the assigning
Lender thereunder shall, to the         extent of the interest assigned by such
Assignment and Acceptance, be released from its         obligations under
this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and
obligations under         this Agreement, such Lender shall cease to be a party
hereto (but shall continue to be         entitled to the benefits of Sections 2.12,
2.14, 2.19 and 9.05, as well as to any Facility Fees         accrued for its
account hereunder and not yet paid)). Notwithstanding the foregoing, any
  Lender assigning its rights and obligations under this Agreement may
retain any         Competitive Loans made by it outstanding at such time, and
in such case shall retain its         rights hereunder in respect of any Loans so
retained until such Loans have been repaid in         full in accordance with
this Agreement.                             (c)  By executing and delivering an
Assignment and Acceptance, the         assigning Lender thereunder and the
assignee thereunder shall be deemed to confirm to and         agree with each
other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being
assigned thereby free         and clear of any adverse claim, (ii) except as set
forth in (i) above, such assigning Lender         makes no representation or
warranty and assumes no responsibility with respect to any         statements,
warranties or representations made in or in connection with this Agreement,
or         the execution, legality, validity, enforceability, genuineness,
sufficiency or value of this         Agreement or any other instrument or
document furnished pursuant hereto or the financial         condition of the
Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document
furnished pursuant         hereto; (iii) such assignee represents and warrants
that it is legally authorized to enter into         such Assignment and
Acceptance; (iv) such assignee confirms that it has received a copy         of
this Agreement, together with copies of the most recent financial statements
delivered         pursuant to Section 5.01 and such other documents and
information as it has deemed         appropriate to make its own credit
analysis and decision to enter into such Assignment and         Acceptance;
(v) such assignee will independently and without reliance upon the
Administrative Agent, such assigning Lender or any other Lender and based
on such         documents and information as it shall deem appropriate at the
time, continue to make its         own credit decisions in taking or not taking
action under this Agreement; (vi) such assignee         appoints and
authorizes the Administrative Agent to take such action as agent on its
behalf         and to exercise such powers under this Agreement as are
delegated to the Administrative         Agent by the terms hereof, together
with such powers as are reasonably incidental thereto;         and (vii) such
assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be
performed by it as a         Lender.                             (d)  The Administrative
Agent shall maintain at one of its offices in the City         of New York a
copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitment of, and the         principal amount of the Loans owing to, each
Lender pursuant to the terms hereof from         time to time (the "Register").
The entries in the Register shall be conclusive in the absence         of
manifest error and the Borrowers, the Administrative Agent and the Lenders
may treat         each person whose name is recorded in the Register pursuant
to the terms hereof as a         Lender hereunder for all purposes of this
Agreement.  The Register shall be available for         inspection by each
party hereto, at any reasonable time and from time to time upon
reasonable prior notice.                             (e)  Upon its receipt of a duly
completed Assignment and Acceptance         executed by an assigning
Lender and an assignee together with an Administrative         Questionnaire
completed in respect of the assignee (unless the assignee shall already be a
      Lender hereunder), the processing and recordation fee referred to in
paragraph (b) above         and, if required, the written consent of the
Company to such assignment, the Administrative         Agent shall (i) accept
such Assignment and Acceptance and (ii) record the information
contained therein in the Register.                             (f)  Each Lender may
sell participations to one or more banks or other         entities in all or a
portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided,
however, that (i) such         Lender's obligations under this Agreement shall
remain unchanged, (ii) such Lender shall         remain solely responsible to
the other parties hereto for the performance of such         obligations, (iii)
each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.19 to
the same extent as         if it was the selling Lender (but limited to the
amount that could have been claimed by the         selling Lender had it
continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made
through such         selling Lender, and (iv) the Borrowers, the
Administrative Agent and the other Lenders         shall continue to deal
solely and directly with such selling Lender in connection with such
Lender's rights and obligations under this Agreement, and such selling
Lender shall retain         the sole right to enforce the obligations of the
Borrowers relating to the Loans and to         approve any amendment,
modification or waiver of any provision of this Agreement (other         than
amendments, modifications or waivers decreasing any fees payable
hereunder or the         amount of principal of or the rate at which interest is
payable on the Loans, extending any         scheduled principal payment date
or date fixed for the payment of interest on the Loans or         changing or
extending the Commitments).                             (g)  Any Lender or
participant may, in connection with any assignment or         participation or
proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any
information relating to         the Borrowers furnished to such Lender;
provided that, prior to any such disclosure, each         such assignee or
participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary
exceptions) to         preserve the confidentiality of any such information.
                   (h)  The Borrowers shall not assign or delegate any rights and
duties         hereunder without the prior written consent of all Lenders.
                  (i)  Any Lender may at any time pledge all or any portion of its
rights under         this Agreement to a Federal Reserve Bank; provided that
no such pledge shall release any         Lender from its obligations hereunder
or substitute any such Bank for such Lender as a         party hereto.  In order
to facilitate such an assignment to a Federal Reserve Bank, each
Borrower shall, at the request of the assigning Lender, duly execute and
deliver to the         assigning Lender a promissory note or notes evidencing
the Loans made to such Borrower         by the assigning Lender hereunder.
                      SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrowers
agree, jointly         and severally, to pay the fees and disbursements of
counsel for the Administrative Agent in         connection with entering into
this Agreement and in connection with any amendments,         modifications
or waivers of the provisions hereof, and agree, jointly and severally, to pay the reasonable out-of-pocket expenses incurred by the Administrative
Agent or any Lender         in connection with the enforcement or protection
of their rights in connection with this         Agreement or the Loans made
hereunder, including the reasonable fees and disbursements         of counsel
for the Administrative Agent or any Lender.                             (b)  The
Borrowers agree, jointly and severally, to indemnify the
Administrative Agent, each Lender, each of their Affiliates and the
directors, officers,         employees and agents of the foregoing (each such
person being called an "Indemnitee")         against, and to hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and
expenses, incurred by         or asserted against any Indemnitee arising out of
(i) the execution or delivery of this         Agreement or any agreement or
instrument contemplated thereby, the performance by the         parties
thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the
Loans or (iii) any         claim, litigation, investigation or proceeding relating
to any of the foregoing, whether or not         any Indemnitee is a party
thereto; provided that such indemnity shall not, as to any         Indemnitee,
be available to the extent that such losses, claims, damages, liabilities or
related         expenses are finally determined by a court of competent
jurisdiction to have resulted from         the gross negligence or willful
misconduct of such Indemnitee or from such Indemnitee's         violation of
the Federal securities laws prohibiting insider trading.                           (c)
The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the
consummation of the         transactions contemplated hereby, the repayment
of any of the Loans, the invalidity or         unenforceability of any term or
provision of this Agreement or any investigation made by         or on behalf
of the Administrative Agent or any Lender.  All amounts due under this
Section         shall be payable on written demand therefor.
SECTION 9.06.  Applicable Law.  THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE         STATE OF NEW YORK.
SECTION 9.07.  Waivers; Amendment.  (a)  No failure or delay of the
Administrative Agent or any Lender in exercising any power or right
hereunder shall         operate as a waiver thereof, nor shall any single or
partial exercise of any such right or         power, or any abandonment or
discontinuance of steps to enforce such a right or power,         preclude any
other or further exercise thereof or the exercise of any other right or power.
       The rights and remedies of the Administrative Agent and the Lenders
hereunder are         cumulative and are not exclusive of any rights or
remedies which they would otherwise         have.  No waiver of any
provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by
paragraph (b) below,         and then such waiver or consent shall be
effective only in the specific instance and for the         purpose for which
given.  No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in
similar or other         circumstances.                             (b)  Neither this
Agreement nor any provision hereof may be waived,         amended or
modified except pursuant to an agreement or agreements in writing entered
into         by the Borrowers and the Required Lenders; provided, however,
that no such agreement         shall (i) decrease the principal amount of, or
extend the maturity of or any scheduled         principal payment date or date
for the payment of any interest on any Loan, or waive or         excuse any
such payment or any part thereof, or decrease the rate of interest on any
Loan,         without the prior written consent of each Lender affected
thereby, (ii) increase the         Commitment or decrease the Facility Fee of
any Lender or extend any date for payment         thereof without the prior
written consent of such Lender, (iii) amend or modify the provi-         sions
of Section 2.15 or Section 9.04(h), the provisions of this Section or the
definition of         the "Required Lenders," or (iv) release the Company from
any of its obligations under         Article VII hereof without the prior written
consent of each Lender; provided further,         however, that no such
agreement shall amend, modify or otherwise affect the rights or         duties
of the Administrative Agent hereunder without the prior written consent of
the         Administrative Agent.  Each Lender shall be bound by any waiver,
amendment or         modification authorized by this Section and any consent
by any Lender pursuant to this         Section shall bind any assignee of its
rights and interests hereunder.                             SECTION 9.08.  Entire
Agreement.  This Agreement constitutes the entire         contract among the
parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by
this         Agreement.  Nothing in this Agreement, expressed or implied, is
intended to confer upon         any party other than the parties hereto any
rights, remedies, obligations or liabilities under         or by reason of this
Agreement.                           SECTION 9.09.  Severability.  In the event any
one or more of the         provisions contained in this Agreement should be
held invalid, illegal or unenforceable in         any respect, the validity,
legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties
shall endeavor in         good-faith negotiations to replace the invalid, illegal
or unenforceable provisions with valid         provisions the economic effect
of which comes as close as possible to that of the invalid,         illegal or
unenforceable provisions.                           SECTION 9.10.  Counterparts.
This Agreement may be executed in two         or more counterparts, each of
which shall constitute an original but all of which when taken         together
shall constitute but one contract, and shall become effective as provided in
Section 9.03.                           SECTION 9.11.  Headings.  Article and
Section headings and the Table of         Contents used herein are for
convenience of reference only, are not part of this Agreement         and are
not to affect the construction of, or to be taken into consideration in
interpreting,         this Agreement.                           SECTION 9.12.  Right of
Setoff.  If an Event of Default shall have occurred         and be continuing,
each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits
(general or         special, time or demand, provisional or final) at any time
held and other indebtedness at any         time owing by such Lender to or for
the credit or account of the Company and any         Borrowing Subsidiary
now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand
under this         Agreement and although such obligations may be unmatured.
Each Lender agrees promptly         to notify the Company after such setoff
and application made by such Lender, but the failure         to give such
notice shall not affect the validity of such setoff and application.  The rights
of         each Lender under this Section are in addition to other rights and
remedies (including,         without limitation, other rights of setoff) which
such Lender may have.                           SECTION 9.13.  Jurisdiction;
Consent to Service of Process.  (a)  Each         Borrower hereby
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of
the United States         of America sitting in New York City, and any
appellate court from any thereof, in any         action or proceeding arising
out of or relating to this Agreement, or for recognition or         enforcement
of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or
proceeding may be         heard and determined in such New York State or,
to the extent permitted by law, in such         Federal court.  Each of the
parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions
by suit on the         judgment or in any other manner provided by law.
Subject to the foregoing and to         paragraph (b) below, nothing in this
Agreement shall affect any right that any party hereto         may otherwise
have to bring any action or proceeding relating to this Agreement against
  any other party hereto in the courts of any jurisdiction.                           (b)
Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it
may now or         hereafter have to the laying of venue of any suit, action or
proceeding arising out of or         relating to this Agreement in any New
York State or Federal court.  Each of the parties         hereto hereby
irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in
any such court.                           (c)  Each party to this Agreement
irrevocably consents to service of process         in the manner provided for
notices in Section 9.01.  Nothing in this Agreement will affect         the right
of any party to this Agreement to serve process in any other manner
permitted by         law.                           SECTION 9.14.  Waiver of Jury
Trial.  Each party hereto hereby waives,         to the fullest extent permitted
by applicable law, any right it may have to a trial by jury in         respect of
any litigation directly or indirectly arising out of, under or in connection
with this         Agreement.  Each party hereto (a) certifies that no
representative, agent or attorney of any         other party has represented,
expressly or otherwise, that such other party would not, in the         event of
litigation, seek to enforce the foregoing waiver and (b) acknowledges that it
and         other parties hereto have been induced to enter into this Agreement
by, among other things,         the mutual waivers and certification in this
Section.                           SECTION 9.15.  Addition of Borrowing
Subsidiaries.  Each wholly owned         Subsidiary of the Company which
shall deliver to the Administrative Agent a Borrowing         Subsidiary
Agreement executed by such Subsidiary and the Company shall, upon such delivery and without further act, become a party hereto and a Borrower
hereunder with the         same effect as if it had been an original party to this
Agreement.
                  SECTION 9.16.  Confidentiality.  Each Lender and the
Administrative Agent         agree to keep confidential the Information (as
defined below), except that any such Lender         and the Administrative
Agent shall be permitted to disclose Information (a) to such of its officers, directors, employees, agents and representatives as need to know
such         Information; (b) to the extent required by applicable laws and
regulations or by any         subpoena or similar legal process, including with
respect to the enforcement of this         Agreement, provided that such
Lender and the Administrative Agent shall use reasonable         efforts to
notify the Company of such prospective disclosure a reasonable time prior
to any         such disclosure and shall take such actions reasonably requested
by the Company to assist         the Company in obtaining a protective order
or confidential treatment with respect to such         Information (it being
understood that failure to give such notice after having made any such reasonable efforts shall not result in any liability hereunder to such Lender
or the         Administrative Agent, as the case may be); (c) to the extent
requested by any bank         regulatory authority; (d) to the extent such
Information (i) becomes publicly available other         than as a result of a
breach of this Agreement, (ii) becomes available to such Lender or the
Administrative Agent on a non-confidential basis from a source other than
the Company and         its Affiliates or (iii) was available to such Lender or
the Administrative Agent on a          non-confidential basis prior to its
disclosure to such Lender or the Administrative Agent by the         Company
or its Affiliates; (e) to any actual or prospective assignee or participant in
any         rights of such Lender or the Administrative Agent under this
Agreement, provided that such         assignee or participant delivers to the
Administrative Agent or such Lender, as applicable,         a confidentiality
letter containing substantially the undertakings set forth in this Section 9.16 and (f) to the extent the Company shall have consented to such disclosure
in writing.  As         used in this Section 9.16, "Information" shall mean any
materials, documents and         information (other than annual reports,
prospectuses, proxy statements and other materials         distributed to the
Company's shareholders) that the Company or any of its Subsidiaries may have furnished or may hereafter furnish to the Administrative Agent or any
Lender in         connection with Sections 4.03(d), 5.01, 5.04 and 5.05 of this
Agreement.                           SECTION 9.17.  Collateral.  Each of the
Lenders represents to each of the         other Lenders that it in good faith is
not relying upon any Margin Stock (as defined in         Regulation U) as
collateral in the extension or maintenance of the credit provided for in this
    Agreement.                           SECTION 9.18.  Interest Rate Limitation.
Notwith-standing anything herein         to the contrary, if at any time the
applicable interest rate, together with all fees and charges         which are
treated as interest under applicable law (collectively the "Charges"), as
provided         for herein or in any other document executed in connection
herewith, or otherwise         contracted for, charged, received, taken or
reserved by any Lender, shall exceed the         maximum lawful rate (the
"Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, all
Charges payable         to such Lender shall be limited to the Maximum Rate.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             EG&G, INC.,

                               by
                                 /s/ John F. Alexander, II
                                 Name:                      John F. Alexander, II
                                 Title:                     Corporate Controller Acting Chief Financial
                                                                    Officer



                     CHEMICAL BANK, individually and as Administrative
                             Agent,

                               by
                                 /s/ John J. Huber, III
                                 Name:  John J. Huber, III
                                 Title: Managing Director


                             THE FIRST NATIONAL
                             BANK OF BOSTON,

                               by
                                 /s/ Thomas F. Farley, Jr.
                                 Name:  Thomas F. Farley, Jr.
                                 Title: Vice President


                             DRESDNER BANK A.G., NEW YORK
                             BRANCH AND GRAND CAYMAN BRANCH,

                               by
                                 /s/ Ernest Fung
                                 Name:  Ernest Fung
                                 Title: Vice President

                               by
                                 /s/ J. M. Leffler
                                 Name:  J. M. Leffler
                                 Title: First Vice President

                             THE NORTHERN TRUST COMPANY,

                               by
                                 /s/ Greg Werd
                                 Name:  Greg Werd
                                 Title: Vice President

                     ROYAL BANK OF CANADA,

                               by
                                 /s/ Sheryl L. Greenberg
                                 Name:  Sheryl L. Greenberg
                                 Title: Manager


                             SOCIETE GENERALE,

                               by
                                 /s/ Jan Wertlieb
                                 Name:  Jan Wertlieb
                                 Title: Vice President


                             WACHOVIA BANK OF GEORGIA,
                             N.A.,

                               by
                                 /s/ Linda M. Harris
                                 Name:  Linda M. Harris
                                         Title: Senior Vice President

                                                 EXHIBIT A-1
                             FORM OF

                     COMPETITIVE BID REQUEST

Chemical Bank, as Administrative Agent for the Lenders referred to below
270 Park Avenue
New York, NY 10017
                                                           [Date]
Attention:  Ted Swimmer

Ladies and Gentlemen:

     The undersigned, EG&G, Inc., a Massachusetts corporation (the "Company"), refers to the [3-Year] [364-Day] Competitive Advance and Revolving Credit Facility Agreement dated as of March 21, 1994 (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to
Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A) Interest Rate Basis              ____________ ____________ ___________

(B)    Date of Competitive Borrowing
       (which is a Business Day)     ____________ ____________ ___________

(C)    Interest Period and the last
       day thereof                   ____________ ____________ ___________

(D)    Principal Amount of
       Competitive Borrowing        $____________$____________$___________

            Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Article IV thereof.

                                     Very truly yours,

                                     EG&G, INC.

                                      by
                                        ___________________________
                                        Title: [Responsible
                                               Officer]

Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Sandra Miklave

                                                      EXHIBIT A-2
                             FORM OF

                   COMPETITIVE BID INVITATION


[Name of Lender]
[Address]
                                                           [Date]
Ladies and Gentlemen:

     Reference is made to the [3-Year] [364-Day] Competitive Advance and Revolving Credit Facility Agreement dated as of March 21, 1994 (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among EG&G, Inc., a Massachusetts corporation (the
"Company"), the Lenders named therein and Chemical Bank, as Administrative
Agent.   Capitalized terms used herein and not otherwise defined herein shall have
the meanings assigned to such terms in the Credit Agreement. The Company made a Competitive Bid Request on [date], 19 , pursuant to Section 2.03(a) of the Credit
Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)    Interest Rate Basis

(B)    Date of Competitive Borrowing

(C)    Interest Period and the last
       day thereof

(D)    Principal Amount of
       Competitive Borrowing                     $


                         Very truly yours,

                         CHEMICAL BANK, as
                         Administrative Agent,

                          by
                           _____________________________________
                           Title:

                                                      EXHIBIT A-3

                             FORM OF

                         COMPETITIVE BID


Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, NY 10017
                                                           [Date]
Attention:  Ted Swimmer

Ladies and Gentlemen:

          The undersigned, [Name of Lender], refers to the [3-Year] [364-Day] Competitive Advance and Revolving Credit Facility Agreement dated as of March 21, 1994 (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among EG&G, Inc., a Massachusetts corporation (the "Company"), the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agree-ment, in response to the Competitive Bid Request made by the Company on [date], 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A) Interest Period and last
    day thereof              __________       ___________  _____________
(B) Principal Amount                   $__________  $___________     $_____________

(C)    Competitive Bid Rate            __________   ___________ _____________


     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                         Very truly yours,

                         [NAME OF LENDER],

                              by
                               ________________________________
                               Title:


Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Sandra Miklave

EXHIBIT A-4
          FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                           [Date]


Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, NY 10017

Attention:  Ted Swimmer

Ladies and Gentlemen:

     The undersigned, EG&G, Inc. (the "Company"), refers to the [3-Year] [364-Day] Competitive Advance and Revolving
Credit Facility Agreement dated as of March 21, 1994 (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent.

     In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section
2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount

                             $
                             $

Fixed Rate/Margin

[%]/[+/-.  %]

Lender

We hereby reject the following bids:

Principal Amount

                             $
                             $

Fixed Rate/Margin

[%]/[+/-.  %]

Lender

     The $              should be deposited in Chemical Bank
account number [           ] on [date].


Very truly yours,

EG&G, INC.
     by

          Name:
          Title:

Copy To:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, NY  10017
Attention:  Sandra Miklave

EXHIBIT A-5


                             FORM OF

                    STANDBY BORROWING REQUEST


Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, NY 10017
                                                           [Date]
Attention:  Ted Swimmer

Ladies and Gentlemen:
      The undersigned, EG&G, Inc., a Massachusetts corporation (the "Company"), refers to the [3-Year] [364-Day] Competitive Advance and Revolving Credit Facility Agreement dated as of March 21, 1994 (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among the Company, the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a
Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A) Date of Standby Borrowing
    (which is a Business Day)         _________________________________

(B) Principal Amount of
    Standby Borrowing            $_________________________________

(C)      Interest rate basis     _________________________________

(D)      Interest Period and the
         last day thereof         _________________________________

      Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Company shall be deemed to have represented and warranted (but only to the extent required by Section 4.01 of the Credit Agreement) that the conditions to lending specified in Sec- tion 4.01(b) and (c) of the Credit Agreement have been satisfied.
                                     Very truly yours,

                                     EG&G, INC.

                                        by
                                          ___________________________
                                          Title: [Responsible Officer]
Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Sandra Miklave

   EXHIBIT B


                  ADMINISTRATIVE QUESTIONNAIRE

                           EG&G, INC.

 Please accurately complete the following information and return via FAX to the attention of Sandra Miklave at Chemical Bank Agency Services Corporation as soon as possible.
FAX Number: 212-622-0002

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:




GENERAL INFORMATION - DOMESTIC RATE LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:


CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

Backup Credit Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:


TAX WITHHOLDING:
    UNITED STATES
    Non-Resident Alien or Foreign Corporation or Other Foreign Entity
          __________ YES   __________ NO
    If yes, please enclose Form 4224, 1001 or W-8. If no, please enclose
Form W-9.
    Tax ID Number _________________________________
 CONTACTS/NOTIFICATION METHODS: ADMINISTRATIVE CONTACTS -
BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:
Telex & Answer Back:

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:
Additional Information:


BID LOAN NOTIFICATIONS:
Contact:
Street Address:
City, State, Zip Code:
Phone Number:
Fax Number:

MAILINGS:
Please specify who should receive financial information:

Name:
Street Address:
City, State, Zip Code:


It is very important that all of the above information is accurately filled in and returned promptly.If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Sandra Miklave at 212-622-0005, telecopy 212-622-0002.

                                                        EXHIBIT C


                             FORM OF

                    ASSIGNMENT AND ACCEPTANCE


     Reference is made to the [3-Year] [364-Day] Competitive Advance and Revolving Credit Facility Agreement dated as of March 21, 1994, (as amended, modified, extended or restated from time to time, collectively, the "Credit Agreement"), among EG&G, Inc., a Massachusetts corporation, the Lenders named therein and Chemical Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.
1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the following page, the interests set forth on the following page (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the following page in the Commitment of the Assignor on the
Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the
Effective Date and the amount, if any, set forth on the following page of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement,
 a
copy of which has been received by each such party. From and after the Effective
Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment
 and
Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Agreement or any other document issued in connection therewith and (ii)
 the
Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms prescribed by the Internal Revenue Service of
the United States certifying as to the Assignee's exemption from withholding taxes
with respect to all payments to be made to the Assignee under the Credit
Agreement
or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under
the Credit Agreement, an Administrative Questionnaire and (iii) a processing and
recordation fee of $3,000.       3.  This Assignment and Acceptance shall be
governed by and construed in accordance with the laws of the State of New York. Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                         Percentage Assigned of
                                                         Facility and Commitment
                                                      (set forth, to at least 8
                                                    decimals, as a percentage of
                Principal Amount Assigned               the Facility and the
               (and identifying information            aggregate Commitments of
Facility     as to individual Competitive Loans)     all Lenders thereunder)

Commitment Assigned:       $                             %

Standby Loans:             $                             %

Competitive Loans:         $                             %

Fees Assigned (if any):    $                             %

The terms set forth above and on the preceding
page are hereby agreed to:                     [Accepted

___________________________, as Assignor       CHEMICAL BANK, as Administrative
                                                Agent

By:_______________________________             By:__________________________
      Name:                                        Name:
      Title:                                       Title:


___________________________, as                  EG&G, INC.
Assignee

By:_______________________________             By:__________________________
      Name:                                        Name:
      Title:                                       Title:

                       EXHIBIT D-1
            FORM OF OPINION OF MURRAY GROSS, ESQ.




                                                      [Date]

To the Lenders party to the Credit
  Agreements referred to below and
  Chemical Bank, as Administrative Agent

Ladies and Gentlemen:

     I am the General Counsel of EG&G, Inc., a Massachusetts corporation (the "Company"), and have acted in the capacity of General Counsel in connection with each of the 3-Year and 364-Day
 Competitive Advance and Revolving Credit Facility
Agreements dated as of March 21, 1994 (collectively, the
"Credit Agreements"), among the Company, the lenders listed in
Schedule 2.01 thereto (the "Lenders"), and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). This opinion letter is being furnished to you at the request of the Company pursuant to
Section 4.02(a) of the Credit Agreements. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreements.

     In connection with the opinions expressed below, I have examined the Credit Agreements (including the Exhibits thereto) and originals or copies, certified or otherwise identified to my satisfaction, of (a) such corporate records of the Company as I have considered appropriate, including copies of the articles of incorporation, as amended, and by-laws, as amended, of the Company certified as in effect on the date hereof (collectively, the "Charter Documents") and certified copies of resolutions of the board of directors of the Company and (b) such other certificates, agreements, documents and other instruments of the Company as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed, and I have assumed the genuineness of all signatures therein. The documents listed above are collectively referred to herein as the "Documents".

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

     1. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify would not have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) has the corporate power to execute, deliver and perform its obligations under each of the Documents to which it is a party and to borrow under the Credit Agreements.

     2. The execution, delivery and performance by the Company of each of the Documents to which it is a party and the borrowings under the Credit Agreements (a) are within the Company's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Governmental Authority, (d) do not (i) contravene, or constitute a default under, any applicable provision of statutory law or regulation either of the United States or the Commonwealth of Massachusetts or of the Charter Documents of the Company or of any existing agreement, judgment, injunction, order, decree or other instrument binding upon the Company or (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries and (e) do not and will not (i) violate any order of any Governmental Authority binding upon the Company, (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any existing indenture, mortgage, agreement for borrowed money, bond, note or similar instrument or any other material agreement to which the Company is a party or by which the Company or any of its property is bound.

     3. There is no action, suit or proceeding pending against, or to my knowledge threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of a final adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries taken as a whole or which in any manner draws into question the validity of any Document to which the Company is a party.

     4. Each of the Documents to which the Company is a party has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles from time to time in effect.

     5. Assuming that the proceeds of the Loans are used for the purposes set forth in the Credit Agreements, the making of the Loans and such use will not violate or be inconsistent with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

     6. The Company is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and of the United States of America.

     This letter is furnished by me solely for your benefit and for the benefit of assignees of your rights and obligations under the Credit Agreements in connection with the transactions referred to in the Documents and may not, without my prior written consent, be circulated to, or relied upon by, any other person or used in any other context.
                                                Very truly yours,
263A
                                                 EXHIBIT D-2
            FORM OF OPINION OF MURRAY GROSS, ESQ.


                                                      [Date]


To the Lenders party to the Credit
  Agreements referred to below and
  Chemical Bank, as Administrative Agent

Ladies and Gentlemen:

     I am the General Counsel of EG&G, Inc., a Massachusetts corporation (the "Company"), and have acted in the capacity of General Counsel in connection with (a) each of the 3-Year and 364-Day Competitive Advance and Revolving Credit Facility Agreements dated as of March 21, 1994 (collectively, as in effect on the date hereof, the "Credit Agreements"), among the Company, the lenders listed in Schedule 2.01 thereof (together with their successors and assigns, the "Lenders"), and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Borrowing Subsidiary Agreement dated as of the date hereof (the "Borrowing Subsidiary Agreement") among the Company, [New
Borrower], a [        ] corporation (the "New Borrower"), the
Lenders and the Administrative Agent. This opinion letter is being furnished to you at the request of the Company pursuant to Section 4.03(a) of the Credit Agreements. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreements.

     In connection with the opinions expressed below, I have examined (a) the Credit Agreements (including the Exhibits thereto), (b) the Borrowing Subsidiary Agreement and (c) originals or copies, certified or otherwise identified to my satisfaction, of (i) such corporate records of the New Borrower as I have considered appropriate, including copies of the articles of incorporation, as amended, and by-laws, as amended, of the New Borrower certified as in effect on the date hereof (collectively, the "Charter Documents") and certified copies of resolutions of the board of directors of the New Borrower and (ii) such other certificates, agreements, documents and other instruments of the New Borrower as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. The documents listed above are collectively referred to herein as the "Documents".

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

     1. The New Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and in good standing in each other jurisdiction in which it owns property and/or conducts its business and in which failure to be so qualified and in good standing would have a materially adverse effect on the business of the New Borrower.

     2. The execution, delivery and performance by the New Borrower of its Borrowing Subsidiary Agreement, and the performance by the New Borrower of the provisions of the Credit Agreements applicable to it, are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (a) its Charter Documents or (b) any law or any contractual restriction binding on or affecting it.

     3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the New Borrower of its Borrowing Subsidiary Agreement or for the performance by the New Borrower of the provisions of the Credit Agreements applicable to it, except for those which have been duly obtained or made and are in full force and effect.

     4. The Borrowing Subsidiary Agreement and the Credit Agreements are legal, valid and binding obligations of the New Borrower enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of the rights of creditors generally and subject to general equitable principles from time to time in effect.

     The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and of the United States of America.

     This letter is furnished by me solely for your benefit and for the benefit of assignees of your rights and obligations under the Credit Agreements in connection with the transactions referred to in the Documents and may not, without my prior written consent, be circulated to, or relied upon by, any other person or used in any other context.


                                 Very truly yours,



263A
                                                        EXHIBIT E
  BORROWING SUBSIDIARY AGREEMENT dated as of             , 19  ,
 among EG&G, INC., a Massachusetts corporation (the "Company"), [Name of
 Subsidiary], a [          ] corporation (the "New Subsidiary"), the Lenders
 named in Schedule 2.01 to the Credit Agreements referred to below (together with their successors and assigns, the "Lenders") and CHEMICAL BANK, a New York banking corporation, as Administrative Agent for the Lenders (in such capacity, the Administrative Agent).


          Reference is hereby made to each of the 3-Year and 364-Day Competitive Advance and Revolving Credit Facility Agreements dated as of
March 21, 1994 (collectively, the "Credit Agreements") between the Company, the Borrowing Subsidiaries (as such term is defined therein; together with the Company, the "Borrowers"), the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreements. Under the Credit Agreements, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make revolving credit loans to the Company and to wholly owned Subsidiaries that execute and deliver to the Lenders Borrowing Subsidiary Agreements in the form of this Agreement. The Company represents that the New Subsidiary is a wholly owned Subsidiary. The parties hereto agree that the guarantee of the Company contained in the Credit Agreements applies to the obligations of the New Subsidiary. In consideration of being permitted to borrow under the Credit Agreements upon the terms and subject to the conditions set forth therein, the New Subsidiary agrees that from and after the date of this Agreement it will be, and will be liable for the observance and performance of all the obligations of, a Borrowing Subsidiary under the Credit Agreements (including as a Borrower thereunder), as the same may be amended from time to time, to the same extent as if it had been one of the original parties to the Credit Agreements including, without limitation, Section 9.13 thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.


                              [New Subsidiary]


                                by _________________________
                                   Name:
                                   Title:

                              EG&G, INC.,


                                by _________________________
                                   Name:
                                   Title:


                              CHEMICAL BANK, as Administrative
                              Agent on behalf of the Lenders,


                                by _________________________
                                   Name:
                                   Title:

                                                         Schedule 2.01
                                                   to Credit Agreement

                       Lenders and Commitments
Lender                                                     Commitment

Chemical Bank                                              $12,000,000
270 Park Avenue, 9th Floor
New York, New York  10017
Attention:  Theodore Swimmer
Telephone: (212) 270-5720
Telecopy:  (212) 270-3504

The First National Bank of Boston                           12,000,000
100 Federal Street
Boston, MA 02110
Attention:  Mr. Thomas F. Farley, Jr.
Telephone: (617) 434-5812
Telecopy:  (617) 434-0637

Dresdner Bank A.G., New York Branch                          9,000,000
and Grand Cayman Branch
75 Wall Street
New York, NY 10005-2889
Attention:  Mr. Ernest Fung
Telephone: (212) 575-0237
Telecopy:  (212) 921-9416

The Northern Trust Company                                   9,000,000
50 South LaSalle Street
Chicago, IL 60675
Attention:  Mr. Gregory F. Werd, Jr.
Telephone: (312) 444-3504
Telecopy:  (312) 444-3508

Royal Bank of Canada                                         9,000,000
New York Branch
c/o New York Operations Center
Pierrepont Plaza
300 Cadman Plaza West
Brooklyn, New York 11201-2701
Attention:  Manager, Loans Administration
Telephone: (212) 858-7168
Telecopy:  (718) 522-6292/3

with a copy to:
Royal Bank of Canada
Financial Square
New York, New York 10005-3531
Attention:  Sheryl L. Greenberg
Telephone:  (212) 428-6476
Telecopy:   (212) 428-6459
Societe Generale                                            12,000,000
50 Rockefeller Plaza
New York, NY 10020
Attention:  Ms. Jan Wertlieb
Telephone: (212) 830-6881
Telecopy:  (212) 581-8752

Wachovia Bank of Georgia, N.A.                             $12,000,000
191 Peachtree Street, N.E.
Atlanta, GA 30303
Attention:  Ms. Elizabeth Colt
Telephone: (404) 332-4089
Telecopy:  (404) 332-6898

                                                        CONFORMED COPY


 AMENDMENT No. 1 (this "Amendment"), dated as of March 15, 1995, to the
               3-Year Competitive Advance and Revolving Credit Facility Agreement (the "3-Year Agreement"), dated as of March 21, 1994, among EG&G, INC., a Massachusetts corporation (the "Company"), the Borrowing Subsidiaries (as such term is defined herein; together with the Company, the "Borrowers"), the Lenders listed in Schedule 2.01 thereof (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and defined in the 3-Year Agreement have the meanings set forth in the 3-Year Agreement.

          WHEREAS, the Borrowers have requested and the Administrative Agent and the Lenders are willing to amend certain provisions of the 3-Year Agreement for the limited purposes described and on the terms and conditions set forth herein;

          NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, subject to Section 5 below, as follows:

          1. The definition of the term "Maturity Date" in Section 1.01 of the 3-Year Agreement is hereby deleted and replaced by the following sentence: "Maturity Date" shall mean March 21, 1998.

          2. The representations and warranties in the 3-Year Agreement are correct in all material respects on and as of the date hereof, before and after the execution and delivery of this Amendment, as though made on and as of the date hereof and no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default or Event of Default.

          3. Except as otherwise expressly modified hereby, all terms and provisions of the 3-Year Agreement shall be and shall remain unchanged and the 3-Year Agreement is hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms. Any reference in the 3-Year Agreement, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the 3-Year Agreement shall be deemed to refer to the 3-Year Agreement as amended by this Amendment.

          4. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

          5. The Company represents and warrants that it has all requisite power and authority to enter into this Amendment, that this Amendment has been duly and validly authorized, executed and delivered by such party and this Amendment is the legal, valid and binding obligation of such party. This Amendment shall become effective only upon the receipt by the Administrative Agent of an opinion of counsel for the Company confirming the representation and warranty set forth in the preceding sentence together with evidence of the Company's authority to enter into this Amendment, in each case satisfactory to the Administrative Agent.

          6.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF
NEW YORK AS
THOUGH WHOLLY-MADE AND PERFORMED WITHIN SUCH STATE.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         EG&G, INC.,

                           by
                             /s/  Tom Sauser
                             Name:   Tom Sauser
                             Title:  CFO


                         CHEMICAL BANK, individually and
                         as Administrative Agent for the
                         Lenders,

                           by
                             /s/  Claude Setton
                             Name:   Claude Setton
                             Title:  Vice President


                         THE FIRST NATIONAL BANK OF
                         BOSTON,

                           by
                             /s/  Thomas F. Farley, Jr.
                             Name:   Thomas F. Farley, Jr.
                             Title:  Director


                         DRESDNER BANK A.G., NEW YORK
                         BRANCH AND GRAND CAYMAN BRANCH,

                           by
                             /s/  Ernest Fung
                             Name:   Ernest Fung
                             Title:  Vice President


                           by
                             /s/  J.M. Leffler
                             Name:   J.M. Leffler
                             Title:  SVP




                         THE NORTHERN TRUST COMPANY,

                           by
                             /s/  Curtis C. Tatham, III
                             Name:   Curtis C. Tatham, III
                             Title:  Commercial Banking
                                     Officer


                         ROYAL BANK OF CANADA,

                           by
                             /s/  T.L. Gleason
                             Name:   T.L. Gleason
                             Title:  Vice President


                         SOCIETE GENERALE,

                           by
                             /s/  Jan Wertlieb
                             Name:   Jan Wertlieb
                             Title:  Vice President


                         WACHOVIA BANK OF GEORGIA, N.A.,

                           by
                             /s/  Linda M. Harris
                             Name:   Linda M. Harris
                             Title:  SVP

                                                        CONFORMED COPY


                    AMENDMENT No. 2 (this "Amendment"), dated as of March 14, 1996, to the 3-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 21, 1994, as amended by Amendment No. 1 thereto dated as of March 15, 1995 (as so amended, the "Agreement"), among EG&G, INC., a Massachusetts corporation (the "Company"), the Borrowing Subsidiaries (as such term is defined therein; together with the Company, the "Borrowers"), the Lenders listed in Schedule 2.01 thereof (the "Lenders") and CHEMICAL BANK, a New York banking corpora-tion, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and defined in the Agreement have the meanings set forth in the Agreement.


          WHEREAS the Borrowers have requested and the Administrative Agent and the Lenders are willing to amend certain provisions of the Agreement for the limited purposes described and on the terms and conditions set forth herein.


          NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1. Amendments. (a) All references to "3-Year" in the Agreement are hereby deleted and replaced by references to "5-Year".

          (b) The preamble of the Agreement is hereby amended by deleting therefrom the reference to "$75,000,000" and replacing it with a reference to "$100,000,000".

          (c)  Section 1.01 of the Agreement is hereby amended by:

          (i) Adding the following new definitions in their proper alphabetical order:

       "'Amendment Effective Date' shall mean the date on which each condition to effectiveness set forth in Section 3 of Amendment No. 2 to this Agreement dated as of March 14, 1996, has been satisfied".

       "'Applicable Percentage' shall mean on any date, with respect to Eurodollar Standby Loans or with respect to the Facility Fee, as the case may be, the applicable percentage set forth below under the caption 'Eurodollar Spread' or 'Facility Fee Percentage', as the case may be, based upon the Ratings in effect on such date:


Category 1
Eurodollar Spread
Facility Fee Percentage


Aa3 or higher by Moody's;
AA- or higher by S&P
                                .130%
                                .070%


Category 2

A1 or A2 by Moody's;
A+ or A by S&P


                                .145%


                                .080%


Category 3

A3 by Moody's;
A- by S&P


                                .160%


                                .090%


Category 4

Baa1 by Moody's;
BBB+ by S&P


                                .175%


                                .125%


Category 5

Baa2 by Moody's;
BBB by S&P


                                .200%


                                .150%


Category 6

Baa3 by Moody's;
BBB- by S&P


                                .2125%


                                .1875%


Category 7

Ba1 or lower by Moody's;
BB+ or lower by S&P


                                .375%


                                .250%


          For purposes of the foregoing, (i) if the Ratings shall fall within different Categories, the Applicable Percentage shall be based upon the higher of the two Categories; provided, however, that if the difference in the Ratings is greater than one Category, the Applicable Percentage will be based on the Category which is one Category below the higher Rating; (ii) if no Ratings exist, the Applicable Percentage shall be based upon Category 7, and (iii) if any Rating shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the rating agency making such change. Each such change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending the effectiveness of any such amendment the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation."

               "'Moody's' shall mean Moody's Investors Service, Inc., or any of its successors."

               "'Ratings' shall mean the ratings from time to time established by Moody's and S&P for senior, unsecured, non-credit-enhanced long-term debt of the Company."

               "'S&P' shall mean Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., or any of its successors."

          (ii) Deleting therefrom the definition of "Consolidated Net Indebtedness" and replacing it with the following definition:

               "'Consolidated Net Indebtedness' shall mean, for any date, (a) the sum of all outstanding Indebtedness of the Company and its Consolidated Subsidiaries as of such date less (b) the lesser of (i) $50,000,000 and (ii) Eligible Investments as of such date, all determined on a consolidated basis in accordance with GAAP."

          (iii) Deleting therefrom the definition of "Facility B Credit Agreement" and replacing it with the following definition:

               "'Facility B Credit Agreement' shall mean the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated the date hereof among the parties hereto, as amended from time to time."

          (iv) Deleting therefrom the definition of "Maturity Date" and replacing it with the following definition:

               "'Maturity Date' shall mean the fifth anniversary of the Amendment Effective Date."

          (d) Section 2.05(a) of the Agreement is hereby deleted in its entirety and replaced with the following sentences:

          "The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30,
          September 30 and December 31 (with the first payment being due on March 31, 1996) and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a 'Facility Fee'), at a rate per annum equal to the Applicable Percentage from time to time in effect on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Amendment Effective Date, or ending with the Maturity Date or the date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Amendment Effective Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein."

          (e) Section 2.07(a)(i) of the Agreement is hereby amended by replacing the reference to "1/4 of 1%" with a reference to "the Applicable Percentage from time to time in effect".

          (f) Each reference in Section 3.04(a) of the Agreement to "January 3, 1993" is hereby replaced with a reference to "January 1, 1995", and each reference in Section 3.04(b) of the Agreement to "October 3, 1993" is hereby replaced with a reference to "October 1, 1995".

          (g) Schedule 2.01 to the Agreement is hereby deleted and replaced with Schedule 2.01 to this Amendment. It is understood and agreed that immediately prior to the effectiveness of this Amendment the Company shall have terminated all the Commitments then outstanding and that upon the effectiveness of this Amendment, notwithstanding the provisions of Section 2.10(b) of the Agreement, the outstanding Commitments shall be as set forth on Schedule 2.01 to this Amendment.

          (h) Schedule 3.08 and Schedule 3.12(b) to the Agreement are hereby deleted and replaced, respectively, with Schedule 3.08 and
Schedule 3.12(b) to this Amendment.

          SECTION 2. Representations and Warranties. The Company represents and warrants as of the Amendment Effective Date to each of the Lenders and the Administrative Agent that:

          (a) This Amendment has been duly authorized, executed and delivered by the Company, and this Amendment is, and the Agreement, as amended hereby, will upon the Amendment Effective Date be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (whether enforcement is sought by proceedings in equity or at law).

          (b)  The representations and warranties set forth in
     Article III of the Agreement, as amended hereby, are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Immediately before and immediately after the effectiveness of this Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of and from the Amendment Effective Date when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of all the parties hereto and (b) each of the following conditions precedent shall have been satisfied in respect of this Amendment:

          (i) immediately prior to the effectiveness of this Amendment, the Company shall have effectively terminated all the Commitments then outstanding in accordance with Section 2.10 of the Agreement (and, solely for purposes of permitting each termination, the notice requirements of Section 2.10 are hereby waived);

          (ii) the Administrative Agent shall have received the payment in full of all obligations of the Borrowers outstanding under the Agreement, this Amendment or any related agreement;

          (iii) the Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Company, confirming (i) that the representations and warranties set forth in Article III of the Agreement, as amended hereby, are true and correct in all material respects, with the same effect as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, and (ii) that no Event of Default or Default has occurred and is continuing;

          (iv) the Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Company approving or authorizing approval of the execution and delivery of this Amendment and the performance of the Agreement as amended hereby;

          (v) the Administrative Agent shall have received a certificate of the Clerk or an Assistant Clerk of the Company, dated the Amendment Effective Date, (A) as to the absence of amendments to the certificate of incorporation or the by-laws of the Company since March 21, 1994 (or, in the event there shall have been any such amendments, setting forth copies thereof certified by the Secretary of State of Massachusetts in the case of amendments to the certificate of incorporation and by the Clerk or an Assistant Clerk of the Company in the case of amendments to the by-laws), and (B) certifying the incumbency and signatures of the officer or officers of the Company signing this Amendment;

          (vi) the Administrative Agent shall have received a favorable written opinion of the General Counsel for the Company, dated the Amendment Effective Date and addressed to the Lenders, to the effect set forth in Exhibit D-1 of the Agreement, provided that, for purposes of the foregoing, references in such Exhibit to execution and delivery of the Agreement shall be deemed to refer to execution and delivery of this Amendment and other references therein to the Agreement shall be deemed to refer to the Agreement as amended hereby;

          (vii) the Amendment Effective Date shall have occurred on or prior to March 19, 1996.

          SECTION 4. Agreement. Except as specifically stated herein, the provisions of the Agreement are and shall remain in full force and effect. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as amended hereby.

          SECTION 5.  Applicable Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
 LAWS OF THE STATE OF NEW YORK.

          SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 7. Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              EG&G, INC.,

                                by

                                   Name:
                                   Title:


                              CHEMICAL BANK, individually and as
                              Administrative Agent for the Lenders,

                                by

                                   Name:
                                   Title:


                              DRESDNER BANK A.G., NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH,

                                by
                                   /s/  J. Michael Leffler
                                   Name:  J. Michael Leffler
                                   Title: Senior Vice President

                                by
                                   /s/  Ernest Fung
                                   Name:  Ernest Fung
                                   Title: Vice President


                              THE FIRST NATIONAL BANK OF BOSTON,

                                by

                                   Name:
                                   Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,

                                by

                                   Name:
                                   Title:


                              THE NORTHERN TRUST COMPANY,

                                by
                                   /s/  Lawson E. Whiting
                                   Name:  Lawson E. Whiting
                                   Title: Commercial Banking
                              Officer


                              ROYAL BANK OF CANADA,

                                by
                                   /s/  Sheryl L. Greenberg
                                   Name:  Sheryl L. Greenberg
                                   Title: Manager


                              SOCIETE GENERALE,

                                by
                                   /s/  Michelle Martin
                                   Name:  Michelle Martin
                                   Title: Assistant Vice President


                              STANDARD CHARTERED BANK,

                                by
                                   /s/  William R. Leute, III
                                   Name:  William R. Leute III
                                   Title: Senior Vice President

                               by
                                   /s/  Gerard Lob
                                   Name:  Gerard Lob
                                   Title: Vice President


                              WACHOVIA BANK OF GEORGIA,
                              N.A.,

                                by

                                   Name:
                                   Title:

                        Schedule 2.01

                     Lenders and Commitments

     Lender                                      Commitment
     Chemical Bank                               $16,000,000
     140 E. 45th Street
     29th Floor
     New York, NY  10017
     Attention:  Sandra Miklave
     Telephone: (212) 622-0005
     Telecopy:  (212) 622-0002

     Dresdner Bank A.G., New York Branch         $10,500,000
     and Grand Cayman Branch
     75 Wall Street
     New York, NY 10005-2889
     Attention:  Mr. Ernest Fung
     Telephone: (212) 574-0237
     Telecopy:  (212) 574-0130

     The First National Bank of Boston           $10,500,000
     100 Federal Street
     Boston, MA 02110
     Attention:  Mr. Christopher Francis
     Telephone: (617) 434-2203
     Telecopy:  (617) 434-0637

     The First National Bank of Chicago          $10,500,000
     153 W. 51st Street
     Equitable Building, 8th Floor
     Suite 4000
     New York, NY 10019
     Attention:  Mr. Thomas M. Harkless
     Telephone: (212) 373-1175
     Telecopy:  (212) 373-1388

     The Northern Trust Company                  $10,500,000
     50 South LaSalle Street
     Chicago, IL 60675
     Attention:  Mr. J. Chip McCall
     Telephone: (312) 444-3504
     Telecopy:  (312) 444-3508

Royal Bank of Canada                             $10,500,000
     New York Branch
     c/o New York Operations Center
     Pierrepont Plaza
     300 Cadman Plaza West
     Brooklyn, NY  11201-2701
     Attention:  Manager, Loan Administration
     Telephone: (212) 858-7168
     Telecopy:  (718) 522-6292/3

     with a copy to:
     Royal Bank of Canada
     One Financial Square, 12th Floor
     New York, NY 10005-3531
     Attention:  Sheryl L. Greenberg
     Telephone:  (212) 428-6476
     Telecopy:   (212) 428-6459

     Societe Generale                            $10,500,000
     1221 Avenue of the Americas
     New York, NY  10020
     Attention:  Ms. Michelle Martin
     Telephone: (212) 278-7126
     Telecopy:  (212) 278-7430

     Standard Chartered Bank                     $10,500,000
     7 World Trade Center
     New York, NY  10048
     Attention:  Mr. Gerard Lob
     Telephone: (212) 667-0501
     Telecopy:  (212) 667-0225

     Wachovia Bank of Georgia, N.A.              $10,500,000
     191 Peachtree Street, N.E.
     Atlanta, GA 30303
     Attention:  Ms. Elizabeth Colt
     Telephone: (404) 332-4089
     Telecopy:  (404) 332-6898

                      SCHEDULE 3.12 (a)


                                 None
                      SCHEDULE 3.12 (b)


     -    Mound Facility, Miamisburg, Ohio
     -    Tooele Chemical Demilitarization Facility, Tooele, Utah
     -    Kennedy Space Center, Florida
     -    Langley Research Center, Langley, Virginia

                      SCHEDULE 3.12 (c)


                                 None

                                    SCHEDULE 3.08 Subsidiaries


                                        State or Country    Number
                                        of Incorporation    of
     Name of Company                    or Organization     Parent
-------------------------------------------------------------------------------
1    EG&G, Inc.                         Massachusetts       N/A
2    EG&G Alabama, Inc.                 Alabama             1
3    EG&G Aluminum, Inc.                Delaware            33
4    EG&G Astrophysics Research
       Corporation                      California          1
5    EG&G Automotive Research, Inc.     Texas               22
6    EG&G Birtcher, Inc.                California          33
7    EG&G Benelux B.V.                  Netherlands         73 (77%) 1 (23%)
8    EG&G Canada Investments, Inc.      Canada              86
9    EG&G Canada Limited                Canada              1 (10%) 28 (43.5%)
                                                            38 (46.5%)
10   EG&G Chandler Engineering Company  Oklahoma            1
11   EG&G Defense Materials, Inc.       Utah                1
12   EG&G do Brasil Ltda.               Brazil              22 (95%) 85 (5%)
13   EG&G Dynatrend, Inc.               Delaware            1
14   EG&G E.C.                          Bahrain             22
15   EG&G Energy Measurements, Inc.     Nevada              1
16   EG&G Environmental, Inc.           Delaware            1
17   EG&G Exporters Ltd.                U.S. Virgin Islands 22
18   EG&G Florida, Inc.                 Florida             1
19   EG&G Flow Technology, Inc.         Arizona             1
20   EG&G Gamma Scientific,
      Incorporated                      Delaware            22
21   EG&G GmbH                          Germany             22
22   EG&G Holdings, Inc.                Massachusetts       1 (87%) 24 ( 6%)
                                                            71 (5%) 10 (2%)
23   EG&G Idaho, Inc.                   Idaho               22
24   EG&G Instruments, Inc.             Delaware            22
25   EG&G Instruments GmbH              Germany             1
26   EG&G International, Ltd.           Cayman Islands      22
27   EG&G Japan, Inc.                   Delaware            22
28   EG&G Judson Infrared, Inc.         Pennsylvania        1
29   EG&G KT Aerofab, Inc.              California          22
30   EG&G Langley, Inc.                 Virginia            18
31   EG&G Ltd.                          United Kingdom      22 (80.9%) 4 (19.1%)
32   EG&G Management Systems, Inc.      New Mexico          1
33   EG&G Metals, Inc.                  Massachusetts       1
34   EG&G Missouri Metal
      Shaping Company                   Missouri            22
35   EG&G Mound Applied
      Technologies, Inc.                Ohio                1
36   EG&G Omni, Inc.                    Philippines         22
37   EG&G Power Systems, Inc.           California          1
38   EG&G Pressure Science Incorporated Maryland            22
39   EG&G Rocky Flats, Inc.             Colorado            1
40   EG&G Sealol Eagle, Inc.            Delaware            42 (51%)
41   EG&G Sealol Ltd. (Sealol Egypt)    Egypt               22 (22%) 26 (78%)
42   EG&G Sealol, Inc.                  Delaware            22
43   EG&G Services, Inc.                Delaware            1
44   EG&G Special Projects, Inc.        Nevada              1
45   EG&G Star City, Inc.               Ohio                2
46   EG&G Structural Kinematics, Inc.   Michigan            1
47   EG&G S.A.                          France              26
48   EG&G SpA                           Italy               22
49   EG&G Technical Services of
      West Virginia, Inc.               West Virginia       51
50   EG&G Ventures, Inc.                Massachusetts        1
51   EG&G Washington Analytical         District of Columbia 1
      Services Center, Inc.
52   EG&G Watertown, Inc.               Massachusetts       73
53   Antarctic Support Associates
      (Partnership)                     Colorado            1 (40%)
54   Benelux Analytical
       Instruments S.A.                 Belgium             1 (92.3%)
55   Berthold Analytical
       Instruments, Inc.                Delaware            1
56   Berthold A.G.                      Switzerland         58
57   Berthold France S.A.               France              47
58   Berthold GmbH                      Germany             1
59   Berthold Munchen GmbH              Germany             67 (60%)
60   Biozone Oy                         Finland             83
61   B.A.I. GmbH                        Austria             58
62   Eagle EG&G Aerospace Co. Ltd.      Japan               1 (49%)
63   EC III, Inc.                       New Mexico          1 (50%)
64   Heimann Optoelectronics GmbH       Germany             67
65   Heimann Shenzhen
       Optoelectronics Co. Ltd.         China               64  (90%)
66   IC Sensors, Inc.                   California          1
67   Laboratorium Prof. Dr. Rudolf      Germany             21 (58.0%) 25 (2.3%)
      Berthold GmbH & Co. KG                                5 (39.7%)
68   NOK EG&G Optoelectronics
      Corporation                       Japan               1 (49%)
69   Pribori Oy                         Finland             83
70   PT EG&G Heimann Optoelectronics    Indonesia           22
71   Reticon Corporation                California          1
72   Reynolds Electrical &
      Engineering Co., Inc.             Texas               1
73   Rotron Incorporated                New York            1
74   Science Support Corporation        Delaware            1
75   Sealol Hindustan Limited           India               42 (20%)
76   Sealol S.A.                        Venezuela           42
77   Seiko EG&G Co. Ltd.                Japan               1 (49%)
78   Shanghai EG&G Reticon
      Optoelectronics Co. Ltd.          China               71 (50%)
79   Societe Civile Immobiliere         France              1 (82.5%) 57 (17.5%)
80   Vactec, Inc.                       Missouri            1
81   WALLAC A/S                         Denmark             83
82   WALLAC Norge AS                    Norway              83
83   WALLAC Oy                          Finland             22
84   WALLAC Sverige AB                  Sweden              83
85   WALLAC, Inc.                       Maryland            1
86   Wellesley B.V.                     Netherlands         87
87   Wickford N.V.                      Netherlands Antillies  26
88   Wright Components, Inc.            New York            1
89   ZAO Pribori                        Russia              69